Filed Pursuant to Rule 424(b)(4)

Registration Statement No. 333-274331

PROSPECTUS

87,000 Units
(Each Unit Consisting of (i) One Share of Series B Convertible Preferred Stock and
(ii) Two Preferred Warrants, with Each Preferred Warrant Exercisable for One Share of Series B Convertible Preferred Stock)

94,911 Shares of Series B Convertible Preferred Stock Issuable as PIK Dividends
174,000 Shares of Series B Convertible Preferred Stock Underlying the Preferred Warrants

85,823,728 Shares of Common Stock Underlying the Series B Convertible Preferred Stock

WiSA Technologies, Inc.

We are offering 87,000 units (each, a “Unit” and collectively, the “Units”) on a best efforts basis, with each Unit consisting of one share of our Series B Convertible Preferred Stock, par value $0.0001 per share, with a liquidation preference of $100.00 per share (the “Series B Preferred Stock”), and two preferred warrants (each, a “Preferred Warrant” and collectively, the “Preferred Warrants”), each exercisable for one share of our Series B Preferred Stock in this offering pursuant to this prospectus. Accordingly, the 87,000 Units consist of 87,000 shares of Series B Preferred Stock and 174,000 Preferred Warrants with an exercise price of $55.00 to purchase 174,000 shares of Series B Preferred Stock. The public offering price for each Unit is $55.00. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Series B Preferred Stock and Preferred Warrants are immediately separable and will be issued separately in this offering. The Preferred Warrants offered hereby will be immediately exercisable on the date of issuance and will expire two (2) years from the closing date of this offering (the “Closing Date”).

The public offering price of $55.00 per Unit reflects the issuance of the Series B Preferred Stock with an original issue discount (“OID”) of 45%. The Series B Preferred Stock will not have voting rights, except as required by Delaware law and other limited circumstances.

Dividends on the Series B Preferred Stock shall be paid in-kind (“PIK dividends”) in additional shares of Series B Preferred Stock based on the stated value of $100.00 per share at the dividend rate of 20% (the “Dividend Rate”). The PIK dividends will be a one-time payment payable to holders of the Series B Preferred Stock of record at the close of business on the one-year anniversary of the Closing Date (the “Dividend Record Date”). PIK dividends on each share of Series B Preferred Stock shall be paid three business days after the Dividend Record Date in additional fully paid and nonassessable, registered shares of Series B Preferred Stock in a number equal to the quotient obtained by dividing (A) the product obtained by multiplying (i) the Dividend Rate and (ii) the stated value of $100.00 per share, by (B) $55.00, the public offering price per Unit.

The Series B Preferred Stock has a term of two (2) years and is convertible at the option of the holder at any time into shares of our common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of $0.4147 per share. The fixed conversion price of $0.4147 is based on the closing price of our Common Stock on October 13, 2023, and is subject to adjustment. The Series B Preferred Stock is redeemable under the circumstances described under “Description of Securities That We Are Offering—Description of the Series B Convertible Preferred Stock— Mandatory Redemption”.

This offering also includes the Series B Preferred Stock issuable from time to time upon exercise of the Preferred Warrants and shares of Common Stock issuable from time to time upon conversion of the Series B Preferred Stock.

We refer to the shares of our Series B Preferred Stock, the shares of our Common Stock issuable upon conversion of the Series B Preferred Stock, the Preferred Warrants and the shares of our Series B Preferred Stock issued or issuable upon exercise of the Preferred Warrants, collectively, as the securities.

Because this is a best efforts offering, the placement agent does not have an obligation to purchase any securities, and, as a result, there is a possibility that we may not be able to sell the securities. We expect that the offering will end two trading days after we first enter into a securities purchase agreement relating to the offering and the offering will settle delivery versus payment (“DVP”)/receipt versus payment (“RVP”). Accordingly, we and the placement agent have not made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

Our Common Stock trades on the Nasdaq Capital Market under the ticker symbol “WISA”. On October 13, 2023, the last reported sale price for our Common Stock on the Nasdaq Capital Market was $0.4147 per share. There is no established trading market for, and we do not expect a market to develop for, the Series B Preferred Stock or the Preferred Warrants. In addition, we do not intend to list the Series B Preferred Stock or the Preferred Warrants on The Nasdaq Capital Market or any other national securities exchange or any other nationally recognized trading system.

We have engaged Maxim Group LLC as the sole placement agent (the “Placement Agent”) to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. See “Plan of Distribution” in this prospectus for more information.

	Per Unit(1)	Per Unit(2)	Total
Public offering price	$55.00	$55.00	$4,785,000.00
Placement agent fees	$4.40	$2.75	$296,287.00
Proceeds, before expenses, to us(3)	$50.60	$52.50	$4,488,713.00

(1)	Represents a cash fee equal to 8.0% of the aggregate purchase price paid by investors in this offering with respect to an aggregate of 34,568 Units.

(2)	Represents a cash fee equal to 5.0% of the aggregate purchase price paid by certain investors having a prior existing relationship with us with respect to an aggregate of 52,432 Units.

(3)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Preferred Warrants. We have also agreed to reimburse the Placement Agent for certain of its offering-related expenses. See “Plan of Distribution” beginning on page 58 of this prospectus for a description of the compensation to be received by the placement agent.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus and in the documents which are incorporated by reference herein to read about factors you should consider before investing in our securities.

We anticipate that delivery of the securities against payment therefor will be made on or before October 17, 2023.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Placement Agent

Maxim Group LLC

The date of this prospectus is October 16, 2023

ABOUT THIS PROSPECTUS

The registration statement on Form S-1 of which this prospectus forms a part and that we have filed with the U.S. Securities and Exchange Commission (“SEC”), includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we, nor any placement agent or financial advisor engaged by us in connection with this offering, have authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus.

You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

For investors outside the United States: Neither we, the placement agent nor any financial advisor engaged by us in connection with this offering, have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby, or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor any placement agent has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

When used herein, unless the context requires otherwise, references to the “WiSA,” “Company,” “we,” “our” and “us” refer to WiSA Technologies, Inc., a Delaware corporation.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements incorporated by reference herein, before making a decision about whether to invest in our securities.

Company Overview

We are an emerging technology company and our primary business focus is to enable mainstream consumers and audio enthusiasts to experience high quality wireless audio. We intend to continue selling our proprietary wireless modules to consumer electronics companies while also expanding our focus to implement a lower cost solution by porting our IP software onto commercially available internet of things (or IoT), modules with integrated Wi-Fi technology.

Our technology addresses some of the main issues that we perceive are hindering the growth of the home theater: complexity of installation and cost. We believe that consumers want to experience theater quality surround sound from the comfort of their homes. However, wired home theater systems often require expensive audio-visual (or AV), receivers to decode the audio stream, leaving the consumer with the burden of concealing the wires. Hiring a professional to hide the wires into the walls or floor is invasive, complicated, costly and time consuming. Further, people who rent as opposed to own may not be able to install these systems as the installation construction needed may not be permitted under a lease agreement. Our first-generation wireless technology addresses these problems by transmitting wireless audio to each speaker at Blu-ray quality (uncompressed 24-bit audio up to 96 kHz sample rates) and emphasizing ease of setup. To our knowledge, our custom chips and modules technology is one of the few technologies available today that can stream up to eight (8) separate wireless audio channels with low latency, removing lip-sync issues between the audio and video sources. In addition, every speaker within a system that utilizes our technology can be synchronized to less than one microsecond, thus eliminating phase distortion between speakers. Our first-generation technology shows that wireless home theater systems are viable home audio solutions for the average consumer and audio enthusiast alike.

Current research and development investments focus on developing Wi-Fi compatible IP software for transmitting multichannel wireless audio for which patent applications have been submitted. A software solution enables smart devices that have Wi-Fi and video media to deliver surround sound audio and allows us to port our wireless audio technology to popular Wi-Fi based modules and systems on a chip (or SOC), that is currently in production. The Company’s “Discovery” module first announced in January 2021 is the first IoT module solution with our embedded wireless audio software that specifically targets the high growth Dolby ATMOS soundbar market with a low-cost transceiver. The Discovery module is capable of supporting ATMOS configurations up to 5.1.4. requiring five separate wireless audio channels. Our goal is to continue to commercialize and improve performance of a software based-solution, which other brands can integrate into their devices, that will (i) reduce integration costs for mass market use, (ii) utilize Wi-Fi for wireless connectivity, making it easy to integrate into today’s high volume, low cost SOC and modules, (iii) provide a low power consumption option to allow for use in battery powered devices, and (iv) provide compatibility with popular consumer electronic operating systems.

Recent Developments

Strategic Advisor

On October 31, 2022, we announced that we are moving forward in our exploration of strategic alternatives to consider a wide range of options. To explore strategic opportunities specifically involved in our IP and licensable software used in WiSA E and WiSA DS technologies, our board of directors approved the engagement of AQ Technology Partners during the third quarter of 2022. To date, five companies have executed non-disclosure agreements in consideration of a potential transaction. We, with our advisors, are evaluating a broad range of strategic transactions. Potential strategic transactions that may be explored or evaluated as part of this process include the potential for capital raising transactions, an acquisition, sale of assets, including substantially all of our assets, merger, business combination, partnership, joint venture, licensing and/or another strategic alternative. Despite devoting efforts to identify and evaluate potential strategic transactions, the process may not result in any definitive offer to consummate a strategic transaction, or, if we receive such a definitive offer, the terms may not be as favorable as anticipated or may not result in the execution or approval of a definitive agreement. Even if we enter into a definitive agreement, we may not be successful in completing a transaction or, if we complete such a transaction, it may not enhance stockholder value or deliver expected benefits.

Comhear, Inc. Non-Binding Letter of Intent

On May 15, 2023, we announced that we have signed a non-binding letter of intent to acquire Comhear, Inc. (“Comhear”), a developer of AI-enabled adaptive audio technology. Under the proposed acquisition, we would acquire all shares of Comhear common stock in exchange for newly issued shares of our Common Stock (the “Strategic Transaction”). The letter of intent for the proposed transaction is non-binding, and the parties intend to enter into one or more definitive agreements with respect thereto. Completion of the transaction is subject to, among other matters, the completion of due diligence, the negotiation of definitive agreements providing for the proposed transaction, and satisfaction of various conditions to be negotiated therein and customary for transactions of the type contemplated, including, but not limited to, receipt of regulatory approvals, the provision of an audit of Comhear’s financial statements, and board of director and WiSA shareholder approvals. However, there can be no assurance that the parties will successfully negotiate and enter into definitive agreements regarding the proposed transaction, or that the proposed transaction will be completed as currently contemplated, or at all.

July 2023 Warrant Inducement

On July 26, 2023, we entered into warrant exercise inducement offer letters (the “July Inducement Letters”) with holders of certain common stock purchase warrants with an exercise price of $1.33 per share of Common Stock (the “Existing Warrants”). Pursuant to the July Inducement Letters, we agreed to issue new inducement warrants (the “July Inducement Warrants”) to purchase a number of shares of Common Stock equal to 100% of the number of shares of Common Stock received upon exercise of the Existing Warrants during the inducement period provided for in the July Inducement Letters, with such July Inducement Warrants to be issued on substantially the same terms as the Existing Warrants, except with respect to the exercise price (such inducement transaction, “the July 2023 Warrant Inducement Transaction”). The holders exercised 510,000 of the Existing Warrants pursuant to certain of the July Inducement Letters, and we received aggregate net proceeds of approximately $594,000 from such exercises. In exchange for the exercises of the Existing Warrants, we issued July Inducement Warrants exercisable for an aggregate of up to 510,000 shares of common stock at an exercise price of $1.29 per share. The inducement offering period closed at 5:00 p.m. EDT on August 8, 2023.

Each July Inducement Warrant is immediately exercisable upon issuance and will expire on the fifth anniversary of its issuance. The exercise price of the July Inducement Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The July Inducement Warrants are callable by us at a redemption price of $0.50 per July Inducement Warrant, provided that the resale of the shares of Common Stock underlying the July Inducement Warrants are then registered or may be resold under Rule 144 under the Securities Act.

July 2023 Equity Grants

On July 12, 2023, we issued an aggregate of 769,041 restricted shares of common stock to our directors, executive officers and certain employees (or the July 2023 Equity Grants) pursuant to our 2018 Long-Term Stock Incentive Plan (or the LTIP).

Loan and Security Agreement

On September 8, 2023 (the “Effective Date”), we entered into that certain Loan and Security Agreement (the “Loan and Security Agreement”), with Meriwether Group Capital Hero Fund LP (“Meriwether”). Pursuant to the Loan and Security Agreement, Meriwether provided us with bridge financing (the “Bridge Financing”) in the form of a term loan in the original principal amount of $650,000, which term loan is senior in priority to our present and future indebtedness. Pursuant to the terms of the Loan and Security Agreement, the original maturity date of the term loan was extended to December 7, 2023 (the “Maturity Date”) and, in consideration therefor, an extension fee of $20,000 was added to the principal amount of the loan. In addition, we have the right to request additional funding under the Loan and Security Agreement.

Borrowings under the Bridge Financing bear interest at a rate per annum equal to 18%. On the Maturity Date, subject to any extension, we are obligated to make a payment equal to all unpaid principal and accrued interest. Pursuant to the Loan and Security Agreement, we paid to Meriwether a fully earned, non-refundable, origination fee in the amount of $50,000. We will also pay to Meriwether a fully earned, non-refundable, exit fee in the amount of $50,000 on the Maturity Date.

The Loan and Security Agreement also provides that all present and future indebtedness and the obligations of us to Meriwether shall be secured by a first priority security interest in all real and personal property collateral of the Company.

The Loan and Security Agreement contains customary representations, warranties and affirmative and negative covenants. In addition, the Loan and Security Agreement contains customary events of default that entitle Meriwether to cause our indebtedness under the Loan and Security Agreement to become immediately due and payable, and to exercise remedies against us and the collateral securing the term loan. Under the Loan and Security Agreement, an event of default will occur if, among other things, we fail to make payments under the Loan and Security Agreement, we breach any of the covenants under the Loan and Security Agreement, a material adverse change occurs, or we, or our assets, become subject to certain legal proceedings, such as bankruptcy proceedings. Upon the occurrence and for the duration of an event of default, a default interest rate equal to 24.0% per annum will apply to all obligations owed under the Loan and Security Agreement.

Summary of Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•	We need financing in the near term to support our ongoing operations as our cash position is insufficient to fund operations in the near term;

•	Management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully;

•	There is no public market for the Series B Preferred Stock or Preferred Warrants offered in this offering, which are speculative in nature, and the holders of the Preferred Warrants will not have the rights of holders of Series B Preferred Stock until such Preferred Warrants are exercised;

•	The terms of our Series B Preferred Stock could prohibit us from issuing additional equity because of the significant dilutive effects on our Common Stock;

•	Mandatory redemption obligations of the Series B Preferred Stock may make it more difficult for a party to acquire us or discourage a party from acquiring us;

•	There can be no assurance that our review of strategic transactions and our financing strategy will result in a transaction satisfactory to holders of our securities or any change at all;

•	The pursuit of strategic transactions or financing transactions may consume a substantial portion of the time and attention of our management and require additional capital resources and may be disruptive to our business, which could have a material adverse effect on our business, financial condition and results of operations;

•	We have incurred losses since inception;

•	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern;

•	We depend upon the timely delivery of products from our vendors and purchases from our partners and customers;

•	Failure to protect our intellectual property rights could adversely affect our business;

•	We may be subject to IP rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies; and

•	Economic uncertainties or downturns, or political changes, in the United States and globally, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

Corporate Information

We were formed as a Delaware limited liability company on July 23, 2010 and converted into a Delaware corporation, effective December 31, 2017. Effective as of March 11, 2022, we changed our name to WiSA Technologies, Inc. We run our operations through WiSA Technologies, Inc., as well as through our wholly-owned subsidiary, WiSA, LLC, a Delaware limited liability company.

Our principal executive office is located at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006 and our telephone number is (408) 627-4716. Our website address is www.wisatechnologies.com. The website for our associated brands, manufacturers and influencers within the consumer electronics industry, the WiSA Association, is http://www.wisaassociation.org. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus and is intended for informational purposes only.

THE OFFERING

Units offered by us	87,000 Units on a best-efforts basis. Each Unit consists of: (i) one share of Series B Preferred Stock, and (ii) two Preferred Warrants, with each Preferred Warrant exercisable for one share of Series B Preferred Stock. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Series B Preferred Stock and Preferred Warrants included in the Units are immediately separable and will be issued separately in this offering.

Series B Preferred Stock – Original Issue Discount	The public offering price of $55.00 per Unit reflects the issuance of the Series B Preferred Stock with an OID of 45% of the $100.00 liquidation preference of the Series B Preferred Stock.

Series B Preferred Stock – Maturity Date	The Series B Preferred Stock has a maturity date of two (2) years from the Closing Date.

Series B Preferred Stock – Conversion Rights

Each share of Series B Preferred Stock is convertible at the option of the holder at any time into shares of our common stock at a fixed conversion price of $0.4147 (the “Conversion Price”) (based on the closing price of our common stock on the Nasdaq Capital Market on October 13, 2023, which Conversion Price is subject to adjustment). The Conversion Price is subject to adjustment for: (i) the payment of stock dividends or other distributions payable in common stock on the outstanding shares of our common stock, excluding the shares of common stock issuable upon the conversion of the Series B Preferred Stock; and (ii) subdivisions and combinations (including by way of a reverse stock split).

See “Description of Securities That We Are Offering—Description of the Series B Convertible Preferred Stock—Conversion.”

This offering also relates to the shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

Series B Preferred Stock – Mandatory Redemption	If any shares of our Series B Preferred Stock are outstanding at the end of the two-year term, then we shall promptly redeem all of such outstanding shares of Series B Preferred Stock on a pro rata basis among all of the holders of Series B Preferred Stock commencing on the second-year anniversary of the Closing Date (the “Mandatory Redemption Date”) in cash, to the extent legally permissible under Delaware law, or, if redemption for cash is not legally permissible in duly authorized, validly issued, fully paid and non-assessable shares of the Company’s common stock equal in number to the quotient obtained by dividing such unpaid amount by the closing price of the Company’s common stock on the Nasdaq on the Mandatory Redemption Date.

See “Description of Securities That We Are Offering—Description of the Series B Convertible Preferred Stock—Mandatory Redemption.”

Series B Preferred Stock–Dividends

The Certificate of Designation provides that dividends on the Series B Preferred Stock shall be paid in-kind (“PIK dividends”) in additional shares of Series B Preferred Stock based on the stated value of $100.00 per share at the dividend rate of 20% (the “Dividend Rate”). The PIK dividends will be a one-time payment payable to holders of the Series B Preferred Stock of record at the close of business on the one-year anniversary of the Closing Date (the “Dividend Record Date”). PIK dividends on each share of Series B Preferred Stock shall be paid three business days after the Dividend Record Date in additional fully paid and nonassessable, registered shares of Series B Preferred Stock in a number equal to the quotient obtained by dividing (A) the product obtained by multiplying (i) the Dividend Rate and (ii) the stated value of $100.00 per share, by (B) $55.00, the public offering price per Unit.

This offering also relates to the shares of Series B Preferred Stock issuable as PIK dividends and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

See “Description of the Securities We Are Offering—Description of the Series B Preferred Stock—Dividends”.

Series B Preferred Stock – Limited Voting Rights

Holders of the Series B Preferred Stock will not have any voting rights, except as described below or as otherwise required by law.

In any matter in which the Series B Preferred Stock may vote (as expressly provided herein or as may be required by law), each share of Series B Preferred Stock will be entitled to one vote per share. So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of a majority of the outstanding shares of Series B Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose:

(i)             alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend adversely the Certificate of Designations;

(ii)            increase the number of authorized shares of Series B Preferred Stock; or

(iii)           enter into any agreement with respect to any of the foregoing.

See “Description of Securities That We Are Offering—Description of the Series B Convertible Preferred Stock—Limited Voting Rights.”

Series B Preferred Stock – Liquidation Rights

In the event of the voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series B Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) and, subject to the rights of holders of any shares of each other class or series of capital stock ranking, as to rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding-up, senior to the Series B Preferred Stock, a liquidation preference of $100.00 per share, before any distribution or payment may be made to holders of shares of common stock or any other class or series of our capital stock ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series B Preferred Stock.

See “Description of Securities That We Are Offering—Description of the Series B Convertible Preferred Stock—Liquidation Preference.”

Series B Preferred Stock – Fundamental Transactions	In the event of a Fundamental Transaction (as defined in the Certificate of Designations of the Series B Preferred Stock), and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or the acquisition of more than 50% of our outstanding common stock, the holders of the Series B Preferred Stock will be entitled to receive upon conversion of the Series B Preferred Stock the kind and amount of securities, cash or other property that the holders would have received had they converted the Series B Preferred Stock immediately prior to such Fundamental Transaction (without regard to the Beneficial Ownership Limitation).

See “Description of Securities That We Are Offering—Description of the Series B Convertible Preferred Stock—Liquidation Preference.”

Preferred Warrants

Each Unit contains two Preferred Warrants, with each Preferred Warrant exercisable for one share of Series B Preferred Stock. The Preferred Warrants will be immediately exercisable on the date of issuance, will expire two (2) years from the Closing Date, and will have an exercise price equal to the price per Unit sold in this offering. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the stated value per share of the Series B Preferred Stock.

The exercise price of the Preferred Warrants is subject to proportional adjustment in certain customary circumstances. In the addition, the Preferred Warrants afford holders certain rights in the event of a Fundamental Transaction (as defined in the Preferred Warrants). The terms of the Preferred Warrants will be governed by a Warrant Agency Agreement, dated as of the Closing Date, between us and VStock Transfer, LLC, and any successor warrant agent under thereunder (collectively, the “Warrant Agent”).

This offering also related to the shares of Series B Preferred Stock issuable upon exercise of the Preferred Warrants.

For more information regarding the Preferred Warrants, see “Description of Securities That We Are Offering—Preferred Warrants.”

Lock-Up

We and our directors and officers have agreed with the placement agent not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any shares of our Common Stock or securities convertible into Common Stock for a period of 45 days for the Company and 90 days in the case of our officers and directors from the date of this prospectus without the prior written consent of the placement agent. In addition, we have also agreed not to enter into variable rate transactions for 45 days after completing this offering. See “Plan of Distribution.”

Investor Waiver	On September 1, 2023, we entered into a waiver (the “Waiver”) with certain investors party to those certain securities purchase agreements dated March 27, 2023 and April 7, 2023. Pursuant to the Waiver, the investors have agreed to waive certain prohibitions under the purchase agreements with respect to this offering in exchange for the granting by us, of participation rights to the investors, collectively, to participate in any subsequent offering of securities of the Company up to an amount equal to 90% of the aggregate dollar value raised in such subsequent offering.

Reasonable Best Efforts	We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 55 of this prospectus.

Common Stock Outstanding Prior to the Offering(1)	6,579,957 shares of Common Stock.

Common Stock Outstanding After the Offering

Approximately 92,403,685 shares based on an conversion price of the Series B Preferred Stock of $0.4147 (assuming conversion of all of the shares of Series B Preferred Stock issued in this offering, including conversion of the PIK dividend shares and the shares of Series B Preferred Stock issued upon exercise of the Preferred Warrants).

Use of Proceeds

We estimate that the net proceeds to us from the offering will be approximately $4.1 million (calculated based on the public offering price of $55.00 per Unit), after deducting the placement agent fees and estimated offering expenses payable by us, and assuming the sale of all Units offered hereby and no exercise of Preferred Warrants. However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. We intend to use approximately $720,000 of the proceeds of this offering to repay, in full, amounts due in connection with the Bridge Financing. We intend to use the remaining proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Listing	Our Common Stock is listed on Nasdaq under the symbol “WISA”. There is no established trading market for the Series B Preferred Stock or the Preferred Warrants, and we do not expect a market for such securities to develop. In addition, we do not intend to list the Series B Preferred Stock or the Preferred Warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system.

Transfer Agent and Warrant Agent	The Transfer Agent for the Series B Preferred Stock, and the Warrant Agent for the Preferred Warrants, will be VStock Transfer, LLC, whose address is 18 Lafayette Place, Woodmere, NY 11598 and telephone number is (212) 828-8436.

(1)	Shares of our Common Stock that will be outstanding after this offering is based on 6,579,957 shares of Common Stock outstanding as of October 6, 2023, but excludes the following as of such date: (a) up to an aggregate of 5,635,290 shares of Common Stock issuable upon exercise of our outstanding warrants, (b) 209,313 shares of Common Stock reserved for future issuance under the Company’s LTIP, the 2020 Stock Incentive Plan (the “2020 Plan”) and the Technical Team Retention Plan of 2022 (“2022 Plan”), and (c) an aggregate of 5,466 shares of Common Stock issuable upon vesting of restricted stock units that were issued pursuant to the 2020 Plan and 2022 Plan.

Except as otherwise noted, all information in this prospectus assumes:

•              no conversion of Series B Preferred Stock included in the Units sold in this offering;

•              no exercise of the Preferred Warrants included in the Units sold in this offering.

RISK FACTORS

An investment in the securities offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference herein before you decide to invest in our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities.

Risks Related to Our Financial Condition

We need financing in the near term to support our ongoing operations as our cash position is insufficient to fund operations in the next few weeks and if we do not raise sufficient capital we may be forced to cease operations, liquidate our assets and possibly seek bankruptcy protection or engage in a similar process.

Although we are currently exploring various strategic transactions, these strategic transactions may not be successful in the next several weeks prior to our cash position getting to the point that we will need to pursue the winding down and dissolution of our Company. If we do not raise capital or successfully engage in a strategic transaction in the next several weeks, we will be forced to cease operations, liquidate our assets and possibly seek bankruptcy protection or engage in a similar process.

We are currently operating at a loss and our cash position is insufficient to fund operations in the near term. As such, we need additional financing to implement our business plan and to service our ongoing operations. We believe that current cash on hand, prior to the receipt of any proceeds from this offering, is not sufficient to fund operations beyond October 2023. If we were to receive net proceeds of approximately $4.1 million from this offering, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will meet our capital needs until the end of 2023 and, thereafter, we will need to raise additional funds. There can be no assurance that we will be able to secure any needed funding, or that if such funding is available, the terms or conditions would be acceptable to us. If we are unable to obtain additional financing in the short term, we will be required to divest all or a portion of our business or otherwise liquidate, wind-up, restructure or curtail our operations and product development timeline. We may seek additional capital through a combination of equity offerings, such as this offering, debt financings and/or strategic collaborations. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, and could increase our expenses and require that our assets secure such debt. Equity financing, if obtained, could result in dilution to our then-existing stockholders and/or require such stockholders to waive certain rights and preferences. If such financing is not available on satisfactory terms, or is not available at all, our ability to accelerate product development will be hindered, our business and financial condition may be materially and adversely affected, and you may lose all or part of your investment.

We have incurred losses since inception.

We have incurred net losses since inception and had an accumulated deficit of approximately $234.6 million as of June 30, 2023. If we are unsuccessful in implementing any initiatives to improve our revenues to achieve profitability, it will have a material adverse impact on our business, prospects, operating results and financial condition. There can be no assurance that the revenue that we generate will be able to support our operations or meet our working capital needs.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included in its report for the year ended December 31, 2022 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon, other factors, our ability to raise additional capital through sales of our securities, including this offering, and incurrence of debt. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of our products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of our products. These factors raise substantial doubt about our ability to continue as a going concern. There is no assurance that additional financing will be available at terms acceptable to us or at all. If we cannot continue as a viable entity, this could materially adversely affect the value of the shares of Common Stock.

Risks Related to Strategic Transactions

There can be no assurance that our review of strategic transactions and our financing strategy will result in a transaction satisfactory to holders of our securities or any change at all.

On October 31, 2022, we announced that we are moving forward in our exploration of strategic alternatives to consider a wide range of options. To explore strategic opportunities specifically involved in our IP and licensable software used in WiSA E and WiSA DS technologies, our board of directors approved the engagement of AQ Technology Partners during the third quarter of 2022. To date, five companies have executed non-disclosure agreements in consideration of a potential transaction. We, with our advisors, are evaluating a broad range of strategic transactions. Potential strategic transactions that may be explored or evaluated as part of this process include the potential for capital raising transactions, an acquisition, sale of assets, including substantially all of our assets, merger, business combination, partnership, joint venture, licensing and/or another strategic alternative. Despite devoting efforts to identify and evaluate potential strategic transactions, the process may not result in any definitive offer to consummate a strategic transaction, or, if we receive such a definitive offer, the terms may not be as favorable as anticipated or may not result in the execution or approval of a definitive agreement. Even if we enter into a definitive agreement, we may not be successful in completing a transaction or, if we complete such a transaction, it may not enhance stockholder value or deliver expected benefits.

On May 15, 2023, we announced that we have signed a non-binding letter of intent to acquire Comhear, a developer of AI-enabled adaptive audio technology. Under the proposed acquisition, we would acquire all shares of Comhear common stock in exchange for newly issued shares of our Common Stock. The letter of intent for the proposed transaction is non-binding, and the parties intend to enter into one or more definitive agreements with respect thereto. Completion of the transaction is subject to, among other matters, the completion of due diligence, the negotiation of definitive agreements providing for the proposed transaction, and satisfaction of various conditions to be negotiated therein and customary for transactions of the type contemplated, including, but not limited to, receipt of regulatory approvals, the provision of an audit of Comhear’s financial statements, and board of director and WiSA shareholder approvals. However, there can be no assurance that the parties will successfully negotiate and enter into definitive agreements regarding the proposed transaction, or that the proposed transaction will be completed as currently contemplated, or at all.

The pursuit of strategic transactions or financing transactions may consume a substantial portion of the time and attention of our management and require additional capital resources and may be disruptive to our business, which could have a material adverse effect on our business, financial condition and results of operations.

We are not able to predict with certainty the amount of time and resources necessary to successfully identify, pursue and execute any strategic transaction or obtain additional financing, if we are able to do so at all. The diversion of management’s attention may materially adversely affect the conduct of our business and, as a result, our financial condition and results of operations. The additional expense we incur in connection with our review of strategic alternatives and pursuit of strategic or financing transactions may materially adversely impact our financial condition and partially offset the value of any strategic transaction we execute or additional financing we obtain.

Risks Related to Our Business and Industry

We depend upon the timely delivery of products from our vendors and purchases from our partners and customers.

We depend on manufacturers and component customers to deliver and purchase hardware and consumer electronics in quantities sufficient to meet customer demand. In addition, we depend on these manufacturers and customers to introduce new and innovative products and components to drive industry sales. During the fourth quarter of 2022 and first quarter of 2023, we experienced sales declines indirectly through disruption in the supply chain for several of our industry partners or customers whose own supply chains have been disrupted based on a variety of macroeconomic events that may or may not be related to the COVID-19 pandemic, which have resulted in delays throughout the consumer electronics industry. Any material delay in the introduction or delivery, or limited allocations of products or offerings could result in reduced sales by us, which could have a material adverse impact on our financial results. Any reduction in allocation of components or new hardware platforms or other technological advances by vendors or our customers (in which our technology is part of their hardware offering) to third parties such as big box retailers, could also have a material adverse impact on our financial results.

A small number of customers represent a significant percentage of our revenue, so any loss of key customers could have a material adverse effect on our business.

A small number of our customers represent a significant percentage of our revenue. Although we may have agreements with these customers, these agreements typically do not require any minimum purchases and do not prohibit customers from using competing technologies or customers from purchasing products and services from competitors. Because many of our markets are rapidly evolving, customer demand for our technologies and products can shift quickly.

As of June 30, 2023, we had three customers accounting for 31%, 29%, and 17% of accounts receivable. As of December 31, 2022, we had two customers accounting for 62% and 12% of accounts receivable. We had four customers accounting for 35%, 13%, 12% and 11% of our net revenue for the three months ended June 30, 2023. We had two customers accounting for 29% and 17% of our net revenue for the six months ended June 30, 2023.

A loss of any of our key customers could have a material adverse effect on our business and results of operations.

We are reliant on module manufacturers to produce the modules which we then sell to our customers and any change in their management or business could have a negative effect on our operations.

Our revenue from the sale of modules to consumer electronics and speaker companies depends in large part upon the availability of our modules that implement our technologies. Our manufacturers incorporate our technologies into these modules, which are then incorporated in consumer entertainment products. We do not manufacture these modules, but rather depend on manufacturers to produce the modules which we then sell to our customers. We do not control the manufacturers. While we have a longstanding relationship with our manufacturers, there can be no assurance that our manufacturers will continue to timely produce our modules. Change in management of our manufacturers or a change in their operations could negatively affect our production and cause us to seek other manufacturers which we may not be able to obtain on the same or similar terms as our current manufacturers. This could have a negative effect on our operations.

We currently rely on semiconductor manufacturers to manufacture our semiconductors, and our failure to manage our relationship with our semiconductor manufacturers successfully could negatively impact our business.

We rely on a single contractor in Japan for the production of our transmit semiconductor chip and a single contractor in China for the production of our receive semiconductor chip. Our reliance on these semiconductor manufacturers reduces our control over the manufacturing process, exposing us to risks, including increase production costs and reduced product supply. If we fail to manage our relationships with these manufacturers effectively, or if a contract manufacturer experiences delays, disruptions, or decides to end-of-life components that it manufactures for us, our ability to ship products to our end-user customers could be impaired and our competitive position and reputation could be harmed. In addition, any adverse change in our manufacturers’ financial or business condition could disrupt our ability to supply quality products to our end-user customers. If we are required to change manufacturers, we may lose revenue, incur increased costs and damage our customer relationships. In addition, qualifying a new semiconductor manufacturer and commencing production can be an expensive and lengthy process. As a result of any of these aforementioned disruptions, we would experience a delay in our order fulfillment, and our business, operating results and financial condition would be adversely affected.

Declines in or problems with the WiSA Association membership could negatively affect our reputation.

Our wholly owned subsidiary, WiSA, LLC, operates the “WiSA Association,” which is an association comprised of brands, manufacturers, and influencers within the consumer electronics industry, with the purpose of promoting a standardized method of interoperability between wireless audio components using our technology. We rely significantly on the WiSA Association to uphold the standards and criteria of interoperable audio products. If we lose members or new technology is developed that is easier to incorporate than ours, the WiSA Association may fail to maintain its active status and the sales of our modules could diminish as well. In addition, failure of our members to adhere to our policies designed to provide interoperability between audio systems could undermine the integrity of our brand.

Failure to stay on top of technology innovation could harm our business model.

Our revenue growth will depend upon our success in new and existing markets for our technologies. The markets for our technologies and products are defined by:

•	rapid technological change;

•	new and improved technology and frequent product introductions;

•	consumer demands; evolving industry standards; and

•	technology and product obsolescence.

Our future success depends on our ability to enhance our technologies and products and to develop new technologies and products that address the market needs in a timely manner. Technology development is a complex, uncertain process requiring high levels of innovation, highly skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, acquire, market, or support new or enhanced technologies or products on a timely basis, if at all.

Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our modules.

To increase total customers and customer recognition of the WiSA Association products and to achieve broader market acceptance of our technology, we will need to expand our sales and marketing organization and increase our business development resources, including the vertical and geographic distribution of our sales force and our teams of account executives focused on new accounts and responsible for renewal and growth of existing accounts.

Our business requires that our sales personnel have particular expertise and experience in interoperability of audio systems, and the latest wireless audio technology. We may not achieve revenue growth from expanding our sales force if we are unable to hire, develop and retain talented sales personnel with appropriate experience, if our new sales personnel are unable to achieve desired productivity levels in a reasonable period of time or if our sales and marketing programs are not effective.

Interruptions or performance problems associated with technology and wireless technology outside of our control may adversely affect our business and results of operations.

We may in the future experience performance issues due to a variety of factors, including wireless technology disruptions, human or software errors. If a wireless connection is compromised, our products will not work as designed and our business could be negatively affected. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period or a connection problem may be out of our control and could deter customers from purchasing wireless audio components.

We expect to continue to make significant investments to maintain and improve the performance of our modules. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology to accommodate actual and anticipated changes in technology, our business, operating results and financial condition may be adversely affected.

Real or perceived errors, failures or bugs in our modules could adversely affect our operating results and growth prospects.

Because our modules are complex, undetected errors, failures or bugs may occur. Our module is installed and used in numerous audio systems of different brands with different operating systems, system management software, and equipment and networking configurations, which may cause errors or failures of our technology. Despite our testing, errors, failures or bugs may not be found in our modules until it is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our modules, which could result in customer dissatisfaction and adversely impact the perceived quality or utility of our products as well as our brand.

Any of these real or perceived errors, compatibility issues, failures or bugs in our modules could result in negative publicity, reputational harm, loss of competitive position or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources to correct the problem. Alleviating any of these problems could require significant expenditures of our capital and other resources and could cause interruptions or delays in the use of our solutions, which could cause us to lose existing or potential customers and could adversely affect our operating results and growth prospects.

We rely on the cooperation of our customers to install our modules in their audio products.

Our modules are sold to our customers who are consumer electronics companies. Our customers install the modules into their products. Our customers’ audio products are sold to the public who must then install the audio system into their homes or businesses. We do not oversee installation of our products and therefore have no control over the result. If a module is not installed correctly in a customer product or an end consumer does not install their audio system correctly, our technology may not work properly, which could result in customer dissatisfaction or have a material adverse impact on our reputation, our business and our financial results.

If we do not or cannot maintain cutting edge technology and compatibility of our modules with products that our customers use, our business could suffer.

Our customers integrate our modules into their products. The functionality and popularity of our technology depends, in part, on our ability to produce modules that integrate into our customers’ products. Our customers may change the features of their technologies and audio systems may advance technologically. Such changes or advancements could functionally limit or terminate the utility of our product, which could negatively impact our customer service and harm our business. If we fail to maintain cutting edge technology and compatibility with the products our customers produce, we may not be able to offer the functionality that our customers need, and our customers may not purchase our modules, which would negatively impact our ability to generate revenue and have a material adverse impact on our business.

Our future quarterly results of operations may fluctuate significantly due to a wide range of factors, which makes our future results difficult to predict.

Our revenues and results of operations could vary significantly from quarter to quarter because of various factors, many of which are outside of our control, including:

•	the expansion of our customer base;

•	the renewal of agreements with, and expansion of coverage by, existing customers;

•	the size, timing and terms of our sales to both existing and new customers;

•	the introduction of products or services that may compete with us for the limited funds available to our customers, and changes in the cost of such products or services;

•	changes in our customers’ and potential customers’ budgets;

•	our ability to control costs, including our operating expenses;

•	our ability to hire, train and maintain our direct sales force, engineers, and marketing employees;

•	the timing of satisfying revenue recognition criteria in connection with initial deployment and renewals;

•	general economic and political conditions, both domestically and internationally; and

•	the effects of outbreaks, epidemics or pandemics of contagious diseases, including the length and severity of the COVID-19 pandemic.

Any one of these or other factors discussed elsewhere in this prospectus, or the documents incorporated by reference herein, may result in fluctuations in our revenues and operating results, meaning that quarter-to-quarter comparisons of our revenues, results of operations and cash flows may not necessarily be indicative of our future performance.

Because of the fluctuations described above, our ability to forecast revenues is limited and we may not be able to accurately predict our future revenues or results of operations. In addition, we base our current and future expense levels on our operating plans and sales forecasts, and our operating expenses are expected to be relatively fixed in the short term. Accordingly, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect our financial results for that quarter. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period.

Our sales are subject to fluctuation as a result of seasonality, which is outside of our control.

Our sales are subject to the seasonality of when consumers buy electronic products, generally in the third quarter leading up to the year-end holiday season. Our customers’ plans to complete and ship new products to meet this seasonal peak can critically impact our financial results should they miss the holiday season. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

Our sales are subject to fluctuation as a result of our customers’ new product introduction timelines and end-user adoption of our customers’ retail products, both of which are outside of our control.

We, in conjunction with our customers, are launching a new technology to the retail and consumer market. The consumer adoption rate at retail is a critical component of our financial success and is currently an unknown component of our financial plans. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

We conduct international operations, which exposes us to significant risks.

Our headquarters are located in Oregon, but we also have employees in Taiwan and Korea and representatives in China and Japan. Operating in international markets requires significant resources and management attention and subjects us to regulatory, economic and political risks in addition to those we already face in the United States. In addition, we invest time and resources in understanding the regulatory framework and political environments of our customers overseas in order to focus our sales efforts. Because such regulatory and political considerations are likely to vary across jurisdictions, this effort requires additional time and attention from our sales team and could lead to a sales cycle that is longer than our typical process for sales in the United States. We also may need to hire additional employees and otherwise invest in our international operations in order to reach new customers. Because of our limited experience with international operations as well as developing and managing sales in international markets, our international efforts may not be successful.

In addition, we will face risks in doing business internationally that could adversely affect our business, including:

•	the potential impact of currency exchange fluctuations;

•	the difficulty of staffing and managing international operations and the increased operations, travel, shipping and compliance costs associated with having customers in numerous international locations;

•	potentially greater difficulty collecting accounts receivable and longer payment cycles;

•	the need to offer customer support in various languages;

•	challenges in understanding and complying with local laws, regulations and customs in foreign jurisdictions;

•	export controls and economic sanctions administered by the Department of Commerce Bureau of Industry and Security and the Treasury Department’s Office of Foreign Assets Control;

•	compliance with various anti-bribery and anti-corruption laws such as the Foreign Corrupt Practices Act and United Kingdom Bribery Act of 2010;

•	tariffs and other non-tariff barriers, such as quotas and local content rules;

•	more limited protection for our intellectual property in some countries;

•	adverse or uncertain tax consequences as a result of international operations;

•	currency control regulations, which might restrict or prohibit our conversion of other currencies into U.S. dollars;

•	restrictions on the transfer of funds;

•	deterioration of political relations between the United States and other countries; and

•	political or social unrest or economic instability in a specific country or region in which we operate, which could have an adverse impact on our operations in that location.

Also, we expect that due to costs related to our international efforts and the increased cost of doing business internationally, we will incur higher costs to secure sales to international customers than the comparable costs for domestic customers. As a result, our financial results may fluctuate as we expand our operations and customer base worldwide.

Our failure to manage any of these risks successfully could harm our international operations and adversely affect our business, operating results and financial condition.

We are dependent on the continued services and performance of our senior management and other key personnel, the loss of any of whom could adversely affect our business.

Our future success depends in large part on the continued contributions of our senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our Company, the development of our products, and our strategic direction. We also depend on the contributions of key technical personnel.

We do not maintain “key person” insurance for any member of our senior management team or any of our other key employees. Our senior management and key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason and without notice. The loss of any of our key management personnel could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

Cyber-security incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of products or services, damaging our reputation or exposing us to liability.

We receive, process, store and transmit, often electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the Internet or other electronic networks. Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could subject us to civil and criminal penalties, have a negative impact on our reputation, or expose us to liability to our customers, third parties or government authorities. We are not aware of such breaches to date. There can be no assurance that we will be able to effectively handle a failure of our information systems, or that we will be able to restore our operational capacity in a timely manner to avoid disruption to our business. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business.

Climate change may have a long-term impact on our business.

Climate change may have an increasingly adverse impact on our business and those of our customers and suppliers. Water and energy availability and reliability in the communities where we conduct business is critical. Climate change, its impact on our supply chain and critical infrastructure worldwide, and its potential to increase political instability in regions where we, our customers and suppliers do business, may disrupt our business and may cause us to experience higher attrition, losses and costs to maintain or resume operations. Although we maintain a program of insurance coverage for a variety of property, casualty, and other risks, the types and amounts of insurance we obtain vary depending on availability and cost. Some of our policies have large deductibles and broad exclusions, and our insurance providers may be unable or unwilling to pay a claim. Losses not covered by insurance may be large, which could harm our results of operations and financial condition.

Our operations, products and services, as well as those of our suppliers and customers, may also be subject to climate-related laws, regulations and lawsuits. Regulations such as carbon taxes, fuel or energy taxes, and pollution limits could result in greater direct costs, including costs associated with changes to manufacturing processes or the procurement of raw materials used in manufacturing processes, increased levels of capital expenditures to improve facilities and equipment, and higher compliance and energy costs to reduce emissions, as well as greater indirect costs resulting from our customers, suppliers or both incurring additional compliance costs that are passed on to us. These costs and restrictions could harm our business and results of operations by increasing our expenses or requiring us to alter our operations and product design activities. Stockholder groups may find us insufficiently responsive to the implications of climate change, and therefore we may face legal action or reputational harm. We may also experience contractual disputes due to supply chain delays arising from climate change-related disruptions, which could result in increased litigation and costs.

We also face risks related to business trends that may be influenced by climate change concerns. Stockholder advocacy groups, certain institutional investors, investment funds, other market participants, stockholders and customers have focused increasingly on the environmental, social and corporate governance (“ESG”) and sustainability practices of companies, including those associated with climate change and human rights. These parties have placed increased importance on the implications of the social cost of their investments. If our ESG practices do not meet stockholder or other industry expectations and standards, which continue to evolve, our brand, reputation and business activities may be negatively impacted. Any sustainability disclosures we make may include our policies and practices on a variety of social and ethical matters, including corporate governance, environmental compliance, employee health and safety practices, human capital management, product quality, supply chain management, and talent diversity and inclusion practices. It is possible that our stockholders may not be satisfied with our ESG practices or the speed of their adoption. We could also incur additional costs and require additional resources to monitor, report, and comply with various ESG practices, or choose not to conduct business with potential customers, or discontinue or not expand business with existing customers, due to our policies. Also, our failure, or perceived failure, to meet the standards included in any sustainability disclosure could have a material negative impact on our reputation and business activities.

Consumer spending weakness could impact our revenue.

Weakness in general economic conditions may suppress consumer demand in our markets. Many of the products in which our technologies are incorporated are discretionary goods, such as home-theater systems. Weakness in general economic conditions may also lead to customers becoming delinquent on their obligations to us or being unable to pay, resulting in a higher level of write-offs. Economic conditions may impact the amount businesses spend on their speaker systems. Weakness in economic conditions could lessen demand for our products and negatively affect our revenue.

We face intense competition in our industry, and we may not be able to compete successfully in our target markets.

The digital audio, consumer electronics and entertainment markets are characterized by intense competition, subject to rapid change, and are significantly affected by new product introductions and other market activities of industry participants. Our competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, greater name recognition, a longer operating history, broader product lines, lower cost structures and longer-standing relationships with customers and suppliers than we do. As a result, our competitors may be able to respond better to new or emerging technologies or standards and to changes in customer requirements.

Further, some of our competitors are in a better financial and marketing position from which to influence industry acceptance of a particular product standard or a competing technology than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of products, and may be in a position to deliver competitive products at a lower price than we can, along with the potential to conduct strategic acquisitions, joint ventures, subsidies and lobbying industry and government standards, hire more experienced technicians, engineers and research and development teams than we can. As a result, we may not be able to compete effectively against any of these organizations.

Our ability to compete in our current target markets and future markets will depend in large part on our ability to successfully develop, introduce and sell new and enhanced products or technologies on a timely and cost-effective basis and to respond to changing market requirements. We expect our competitors to continue to improve the performance of their current products and potentially reduce their prices. In addition, our competitors may develop future generations and enhancements of competitive products or new or enhanced technologies that may offer greater performance and improved pricing or render our technologies obsolete. If we are unable to match or exceed the improvements made by our competitors, our market position and prospects could deteriorate and our net product sales could decline.

Risks Related to Our Intellectual Property

Failure to protect our intellectual property rights could adversely affect our business.

Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop or license under patent and other intellectual property (“IP”) laws of the United States, so that we can prevent others from using our inventions and proprietary information. If we fail to protect our IP rights adequately, our competitors might gain access to our technology, and our business might be adversely affected. However, defending our IP rights might entail significant expenses. Any of our patent rights, copyrights, trademarks or other IP rights may be challenged by others, weakened or invalidated through administrative process or litigation.

As of August 16, 2023, we had 13 issued and 10 pending U.S. patents covering our technology. We also license issued U.S. patents from others. The patents that we own or license from others (including those that may be issued in the future) may not provide us with any competitive advantages or may be challenged by third parties, and our patent applications may never be granted.

Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these patents will adequately protect our IP, as the legal standards relating to the validity, enforceability and scope of protection of patent and other IP rights are uncertain.

Any patents that are issued may subsequently be invalidated or otherwise limited, allowing other companies to develop offerings that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition. In addition, issuance of a patent does not guarantee that we have a right to practice the patented invention. Patent applications in the United States are typically not published until 18 months after filing or, in some cases, not at all, and publications of discoveries in industry-related literature lag behind actual discoveries. We cannot be certain that third parties do not have blocking patents that could be used to prevent us from marketing or practicing our patented software or technology.

Effective patent, trademark, copyright and trade secret protection may not be available to us in every country in which our software is available. The laws of some foreign countries may not be as protective of IP rights as those in the United States (in particular, some foreign jurisdictions do not permit patent protection for software), and mechanisms for enforcement of IP rights may be inadequate. Additional uncertainty may result from changes to IP legislation enacted in the United States, including the recent America Invents Act, and other national governments and from interpretations of the IP laws of the United States and other countries by applicable courts and agencies. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our IP.

We rely in part on trade secrets, proprietary know-how and other confidential information to maintain our competitive position. Although we endeavor to enter into non-disclosure agreements with our employees, licensees and others who may have access to this information, we cannot assure you that these agreements or other steps we have taken will prevent unauthorized use, disclosure or reverse engineering of our technology. Moreover, third parties may independently develop technologies or products that compete with ours, and we may be unable to prevent this competition.

We might be required to spend significant resources to monitor and protect our IP rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third parties to assert counterclaims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially viable. Any litigation, whether or not resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may adversely affect our business, operating results, financial condition and cash flows.

We may be subject to IP rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of IP rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their IP rights and to defend claims that may be brought against them. The litigation may involve patent holding companies or other adverse patent owners that have no relevant product revenues and against which our patents may therefore provide little or no deterrence. We have received, and may in the future receive, notices that claim we have misappropriated, misused, or infringed other parties’ IP rights, and, to the extent we gain greater market visibility, we face a higher risk of being the subject of IP infringement claims.

There may be third-party IP rights, including issued or pending patents that cover significant aspects of our technologies or business methods. Any IP claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights. These claims could also result in our having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for the IP, which may not be available on reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of our software and may be unable to compete effectively. Any of these results would adversely affect our business, operating results, financial condition and cash flows.

Risks Related to this Offering and Ownership of Our Securities

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations. Thus, we may not raise the amount of capital we believe is required for our operations and may need to raise additional funds. Such additional fundraises may not be available or available on terms acceptable to us.

There is no public market for the Units, Series B Preferred Stock or Preferred Warrants.

There is no established public trading market for the Units, Series B Preferred Stock or Preferred Warrants offered hereby, and we do not expect a market to develop. In addition, we do not intend to apply to list such securities on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of those securities will be limited.

The Series B Preferred Stock and Preferred Warrants in this offering are speculative in nature.

Following this offering, the market value of the Series B Preferred Stock and Preferred Warrants, if any, is uncertain and there can be no assurance that the market value of such securities will equal or exceed their imputed public offering price.

Holders of the Preferred Warrants will not have rights of holders of our shares of Series B Preferred Stock until such Preferred Warrants are exercised.

The Preferred Warrants in this offering do not confer any rights of share ownership on their holders, but rather merely represent the right to acquire shares of our Series B Preferred Stock at a fixed price. Until holders of Preferred Warrants acquire shares of our Series B Preferred upon exercise of the Preferred Warrants, holders of Preferred Warrants will have no rights with respect to our shares of Series B Preferred Stock underlying such Preferred Warrants.

The conversion of the Series B Preferred Stock into shares of common stock would dilute the current holders of our common stock. In addition, the exercise or conversion of currently outstanding securities would further dilute holders of our common stock.

The issuance of the approximate additional 85,823,728 shares of our Common Stock upon conversion of all of the shares of Series B Preferred Stock issued in this Offering, including conversion of the PIK dividends shares and the shares of Series B Preferred Stock issued upon exercise of the Preferred Warrants, would dilute our stockholders’ ownership interest, which among other things would have the effect of reducing their influence on matters on which our stockholders vote.

Because we do not intend to pay cash dividends, our stockholders will benefit from an investment in our securities only if they appreciate in value.

We intend to retain our future earnings, if any, to finance the expansion of our business and do not expect to pay any cash dividends in the foreseeable future. As a result, the success of an investment in our securities will depend entirely upon any future appreciation. There is no guarantee that our securities will appreciate in value or even maintain the price at which our stockholders purchased their shares.

Purchasers in this offering may experience dilution of their investment in the future.

Subject to lock-up provisions described under “Plan of Distribution,” we are generally not restricted from issuing additional securities, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of securities may cause dilution to our stockholders, including investors in this offering. In order to raise additional capital, such securities may be at prices that are not the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase securities in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. The exercise of outstanding stock options or warrants and the vesting of outstanding restricted stock units may also result in dilution of your investment.

The terms of our Series B Preferred Stock could prohibit us from issuing additional equity because of the significant dilutive effects on our common stock.

The Certificate of Designations shall provide that dividends on the Series B Preferred Stock shall be paid in-kind in additional shares of Series B Preferred Stock based on the stated value of $100.00 per share at an annual dividend rate of 20%. The PIK dividends will be a one-time payment payable to holders of the Series B Preferred Stock of record at the close of business on the one-year anniversary of the Closing Date (the “Dividend Record Date”). PIK dividends on each share of Series B Preferred Stock shall be paid three business days after the Dividend Record Date in additional fully paid and nonassessable, registered shares of Series B Preferred Stock in a number equal to the quotient obtained by dividing (A) the product obtained by multiplying (i) the Dividend Rate and (ii) the stated value of $100.00 per share, by (B) $55.00, the public offering price per Unit, as a result such subsequent issued PIK dividends will be convertible into Common Stock and could have dilutive effects on our Common Stock.

The voting rights of holders of the Series B Preferred Stock are limited and holders of Series B Preferred Stock will not have the voting rights of holders of our shares of our Common Stock until such shares of Series B Preferred Stock are converted into shares of our Common Stock.

Holders of the Series B Preferred Stock have no voting rights with respect to matters that generally require the approval of voting stockholders and will not have the voting rights that the holders of shares of our Common Stock have until the shares of Series B Preferred Stock are converted into shares of Common Stock. The limited voting rights of holders of the Series B Preferred Stock include the right to vote as a single class on certain matters that may affect the preference or special rights of the Series B Preferred Stock.

Mandatory redemption obligations may make it more difficult for a party to acquire us or discourage a party from acquiring us.

The mandatory redemption feature of the Series B Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our Common Stock and Series B Preferred Stock with the opportunity to realize a premium over the then-current market price of such stock or that shareholders may otherwise believe is in their best interests.

The terms of the Series B Preferred Stock and Preferred Warrants could impede our ability to enter into certain transactions or obtain additional financing.

The terms of the Series B Preferred Stock and Preferred Warrants require us, upon the consummation of any “fundamental transaction” (as defined in the securities), to, among other obligations, cause any successor entity resulting from the fundamental transaction to assume all of our obligations under the Series B Preferred Stock and Preferred Warrants and the associated transaction documents. The terms of the Series B Preferred Stock and Preferred Warrants could also impede our ability to enter into certain transactions or obtain additional financing in the future.

We may incur additional indebtedness and obligations to pay dividends on preferred stock, some of which may be senior to the rights of the Series B Preferred Stock.

We and our subsidiaries may incur additional indebtedness and obligations to pay dividends on preferred stock, some of which, as applicable, may be senior to the rights of the Series B Preferred Stock. The terms of the Series B Preferred Stock do not prohibit us or our subsidiaries from incurring additional indebtedness or issuing additional series of preferred stock. Any such indebtedness will in all cases be senior to the rights of holders of Series B Preferred Stock. We may also issue additional series of preferred stock that contain dividend rights and liquidation preferences that are senior to the rights of holders of Series B Preferred Stock. Our subsidiaries may also incur indebtedness that is structurally senior to the Series B Preferred Stock, and we and our subsidiaries could incur indebtedness secured by a lien on our assets, entitling the holders of such indebtedness to be paid first from the proceeds of such assets. If we issue any additional preferred stock that ranks senior or pari passu with the Series B Preferred Stock, the holders of those shares will be entitled to a senior or ratable share with the holders of the Series B Preferred Stock in any proceeds distributed in connection with our insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to the holders of Series B Preferred Stock.

Market interest rates may adversely affect the value of the Series B Preferred Stock.

One of the factors that continues to influence the price of the Series B Preferred Stock will be the dividend yield on the Series B Preferred Stock (as a percentage of the price of the Series B Preferred Stock) relative to market interest rates. An increase in market interest rates may lead prospective purchasers of the Series B Preferred Stock to expect a higher dividend yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividends. Accordingly, higher market interest rates could cause the market price of the Series B Preferred Stock to decrease.

The amount of the liquidation preference on the Series B Preferred Stock is fixed and investors in this offering that receive shares of Series B Preferred Stock will have no right to receive any greater payment.

The payment due upon liquidation on the Series B Preferred Stock is fixed at the liquidation preference of $100.00 per share. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts. In addition, if the market price of a holder’s Series B Preferred Stock is greater than the liquidation preference, such holder will have no right to receive the market price from us upon our liquidation.

Upon conversion of the Series B Preferred Stock, holders may receive less valuable consideration than expected because the value of our Common Stock may decline after such holders exercise their conversion right but before we settle our conversion obligation.

Under the Series B Preferred Stock, a converting holder will be exposed to fluctuations in the value of our Common Stock during the period from the date such holder surrenders shares of Series B Preferred Stock for conversion until the date we settle our conversion obligation. Upon conversion, we will be required to deliver the shares of our Common Stock, together with a cash payment for any fractional share (if so elected by the Company), on the second business day following the relevant conversion date. Accordingly, if the price of our Common Stock decreases during this period, the value of the shares of Common Stock that you receive will be adversely affected and would be less than the conversion value of the Series B Preferred Stock on the conversion date.

The Series B Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series B Preferred Stock. However, one or more rating agencies may independently determine to issue such a rating or such a rating, if issued, may adversely affect the market price of the Series B Preferred Stock. In addition, we may elect in the future to obtain a rating for the Series B Preferred Stock, which could adversely affect the market price of the Series B Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of the Series B Preferred Stock.

There may be future sales of Series B Preferred Stock or similar securities, which may adversely affect the market price of the Series B Preferred Stock.

Subject to the terms of the Certificate of Designations, our certificate of incorporation, as amended, and the DGCL, we are not restricted from issuing additional Series B Preferred Stock or securities similar to the Series B Preferred Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series B Preferred Stock. Holders of the Series B Preferred Stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the A Preferred Stock could decline as a result of sales of Series B Preferred Stock or of other securities made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the Series B Preferred Stock bear the risk of our future offerings reducing the market price of the Series B Preferred Stock and diluting their holdings in the Series B Preferred Stock.

Raising additional funds through debt or equity financing could be dilutive and may cause the market price of the Series B Preferred Stock to decline. We still may need to raise additional funding which may not be available on acceptable terms, or at all. Failure to obtain additional capital may force us to delay, limit, or terminate our product development efforts or other operations.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Furthermore, any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products and services. We may continue to seek funds through equity or debt financings, collaborative or other arrangements with corporate sources, or through other sources of financing. Additional funding may not be available to us on acceptable terms, or at all. Any failure to raise capital as and when needed, as a result of insufficient authorized shares or otherwise, could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies.

Holders may have to pay taxes if we adjust the conversion rate of the Series B Preferred Stock or make adjustments to the Preferred Warrant exercise price or other terms in certain circumstances, even though holders would not receive any cash.

Upon certain adjustments to (or certain failures to make adjustments to) the conversion price of the Series B Preferred Stock or adjustments to the Preferred Warrant exercise price or other terms, holders may be deemed to have received a distribution from us, resulting in taxable income to them for U.S. federal income tax purposes, even though holders would not receive any cash in connection with such adjustment to (or failure to adjust) the conversion price. If you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) of the Series B Preferred Stock, any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty.

Dividends or other distributions (including deemed distributions) with respect to the Series B Preferred Stock, or the Preferred Warrants, may be subject to withholding taxes in circumstances where we are not obliged to make gross up payments, and this could result in holders receiving less than expected in such circumstances.

On account of certain tax laws that require tax to be withheld from dividends or other distributions (including deemed distributions) on the Series B Preferred Stock or with respect to the Preferred Warrants, we are not required to make gross up payments in respect of such taxes. This would result in holders of Series B Preferred Stock and the Preferred Warrants receiving less than expected and could materially adversely affect the return on your investment.

Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our Common Stock in the public market following the completion of this offering, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity, warrants and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of Common Stock. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our holders of our Common Stock. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of Common Stock.

We are issuing “blank check” preferred stock in this offering without stockholder approval with the effect of diluting current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our Certificate of Incorporation authorizes the issuance of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our Common Stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

We are issuing the Series B Preferred Stock in this offering without seeking stockholder approval and the offering may have the effect of diluting current stockholders’ interests and impairing their voting rights.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our Common Stock price and trading volume could decline.

The trading market for our Common Stock may depend in part on the research and reports that securities or industry analysts may publish about us or our business, our market and our competitors. We do not have any control over such analysts. If one or more such analysts downgrade or publish a negative opinion of our Common Stock, the Common Stock price would likely decline. If analysts do not cover us or our Company do not regularly publish reports on us, we may not be able to attain visibility in the financial markets, which could have a negative impact on our Common Stock price or trading volume.

We do not intend to pay dividends on shares of our Common Stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our Common Stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your shares of Common Stock at or above the public offering price of the shares of Common Stock, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. For example, from January 1, 2022 through December 31, 2022 the reported sale price of our Common Stock has fluctuated between $9.02 and $148.00 per share. From January 1, 2023 through October 5, 2023, the reported closing price of our Common Stock has fluctuated between $0.4801 and $16.50 per share. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Common Stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

In addition to being highly volatile, our Common Stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

•	variations in our revenues and operating expenses;

•	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

•	market conditions in our industry, the industries of our customers and the economy as a whole;

•	actual or expected changes in our growth rates or our competitors’ growth rates;

•	developments in the financial markets and worldwide or regional economies;

•	announcements of innovations or new products or services by us or our competitors;

•	announcements by the government relating to regulations that govern our industry;

•	sales of our Common Stock or other securities by us or in the open market;

•	changes in the market valuations of other comparable companies; and

•	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our Common Stock could also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your Shares. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq.

Our Common Stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. On October 5, 2023, we received a written notification from the Listing Qualifications Department of the Nasdaq Stock Market LLC notifying us that we were not in compliance with the minimum bid price requirement for continued listing on Nasdaq, as set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), because the closing bid price of our Common Stock was below $1.00 per share for the previous thirty (30) consecutive business days. We were granted 180 calendar days, or until April 2, 2024, to regain compliance with the Minimum Bid Price Requirement. In the event we do not regain compliance with the Minimum Bid Price Requirement by April 2, 2024, we may be eligible for an additional 180-calendar day grace period. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other listing standards for Nasdaq, with the exception of the Minimum Bid Price Requirement, and will need to provide written notice to The Nasdaq Stock Market LLC of our intent to regain compliance with such requirement during such second compliance period. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted, The Nasdaq Stock Market LLC will provide notice that our common stock will be subject to delisting from Nasdaq. At that time, we may appeal The Nasdaq Stock Market LLC’s determination to a hearings panel.

There can be no assurances that we will be able to regain compliance with the Minimum Bid Price Requirement or if we do later regain compliance with the Minimum Bid Price Requirement, that we will be able to continue to comply with all applicable Nasdaq listing requirements now or in the future. If we are unable to maintain compliance with these Nasdaq requirements, our Common Stock will be delisted from Nasdaq.

In the event that our Common Stock is delisted from Nasdaq, as a result of our failure to comply with the Minimum Bid Price Requirement, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and is not eligible for listing on another exchange, trading in the shares of our Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of Common Stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers for sales of penny stocks may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares of Common Stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement.

General Risk Factors

We face risks related to health pandemics, epidemics and other outbreaks, including the continuing COVID-19 pandemic any of which could significantly disrupt our operations and could materially and adversely affect our business.

An outbreak of the respiratory illness caused by COVID-19 has resulted in millions of infections and deaths worldwide, as of the date of filing of this prospectus, and continues to spread across the globe, including in the United States and Europe, the major markets in which we operate. The COVID-19 pandemic continues to create uncertainty surrounding our business and this continued uncertainty could materially and adversely affect our business, financial condition and results of operations. Our business activities originating from geographic regions that are or may become affected, may negatively impact sales, manufacturing and supply chain related activities, among others. Disruptive activities could include the temporary closure of manufacturing facilities used in our supply chain processes, restrictions on the export or shipment of our products, significant cutback of ocean container delivery from China, business closures in impacted areas, and restrictions on our employees’ and consultants’ ability to travel and to meet with customers. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including the duration of the COVID-19 pandemic, adverse impacts of the recently-discovered Omicron variant or potential resurgences or the emergence of new variants, new information which may emerge concerning COVID-19’s severity, and actions to contain COVID-19 or treat its impact.

If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our manufacturers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our manufacturers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations. The extent to which COVID-19 affects our results will depend on future developments that are highly uncertain and cannot be predicted, including actions to contain COVID-19 or treat its effect, among others.

Economic uncertainties or downturns, or political changes, in the United States and globally, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

Our results of operations could be adversely affected by general conditions in the economy and financial markets, both in the U.S. and globally, including conditions that are outside of our control, such as the continuing uncertainty regarding the duration and scope of the COVID-19 pandemic, global supply chain disruptions, the recent inflation in the United States and the foreign and domestic government sanctions imposed on Russia as a result of its recent invasion of Ukraine. There continues to be volatility and disruptions in the capital and credit markets, and a severe or prolonged economic downturn, including, but not limited to as a result of such events, could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption, or cause delays in payments for our services. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

Changes in government trade policies, including the imposition of tariffs and export restrictions, could have an adverse impact on our business operations and sales.

The United States or foreign governments may enact changes in government trade policies that could adversely impact our ability to sell products in certain countries, particularly in China. For example, the U.S. government has imposed tariffs on certain Chinese imports and, in return, the Chinese government has imposed or proposed tariffs on certain U.S. products. Additionally, export restrictions imposed by the U.S. government, including the addition of licensing requirements by the United States Department of Commerce’s Bureau of Industry and Security (“BIS”) through the addition of companies to the BIS Entity List, may require us to suspend our business with certain international customers if we conclude or are notified by the U.S. government that such business presents a risk of noncompliance with U.S. regulations. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between certain countries, what products may be subject to such actions, or what actions may be taken by other countries in response. It also may not be possible to anticipate the timing or duration of such tariffs, export restrictions, or other regulatory actions. These government trade policies may materially adversely affect our sales and operations with current customers as well as impede our ability to develop relationships with new customers.

There is a risk of further escalation and retaliatory actions between the U.S. and other foreign governments. If significant tariffs or other restrictions are placed on goods exported from China or any related counter-measures are taken, our revenue and results of operations may be materially harmed. These tariffs may also make our customers’ products more expensive for consumers, which may reduce consumer demand.

There is also a risk that the U.S. government may seek to implement more protective trade measures, not just with respect to China but with respect to other countries as well, such as those imposed on Russia in connection with its recent invasion of Ukraine. This could include new or higher tariffs and even more restrictive trade barriers, such as prohibiting certain types of, or all sales of certain products or products sold by certain parties into the U.S. Any increased trade barriers or restrictions on global trade could have a materially adverse impact on our business and financial results.

A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.

Luxury products, such as speaker systems, TVs, game consoles and PCs, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect our industry significantly. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Consumer spending weakness could impact our revenue.

Weakness in general economic conditions may suppress consumer demand in our markets. Many of the products in which our technologies are incorporated are discretionary goods, such as home-theater systems. Weakness in general economic conditions may also lead to customers becoming delinquent on their obligations to us or being unable to pay, resulting in a higher level of write-offs. Economic conditions may impact the amount businesses spend on their speaker systems. Weakness in economic conditions could lessen demand for our products and negatively affect our revenue.

We face intense competition in our industry, and we may not be able to compete successfully in our target markets.

The digital audio, consumer electronics and entertainment markets are characterized by intense competition, subject to rapid change, and are significantly affected by new product introductions and other market activities of industry participants. Our competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, greater name recognition, a longer operating history, broader product lines, lower cost structures and longer-standing relationships with customers and suppliers than we do. As a result, our competitors may be able to respond better to new or emerging technologies or standards and to changes in customer requirements.

Further, some of our competitors are in a better financial and marketing position from which to influence industry acceptance of a particular product standard or a competing technology than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of products, and may be in a position to deliver competitive products at a lower price than we can, along with the potential to conduct strategic acquisitions, joint ventures, subsidies and lobbying industry and government standards, hire more experienced technicians, engineers and research and development teams than we can. As a result, we may not be able to compete effectively against any of these organizations.

Our ability to compete in our current target markets and future markets will depend in large part on our ability to successfully develop, introduce and sell new and enhanced products or technologies on a timely and cost-effective basis and to respond to changing market requirements. We expect our competitors to continue to improve the performance of their current products and potentially reduce their prices. In addition, our competitors may develop future generations and enhancements of competitive products or new or enhanced technologies that may offer greater performance and improved pricing or render our technologies obsolete. If we are unable to match or exceed the improvements made by our competitors, our market position and prospects could deteriorate and our net product sales could decline.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

Volatility or lack of positive performance in our share price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of shares of Common Stock, restricted stock units or warrants to purchase Common Stock. Employees may be more likely to leave us if the shares they own or the shares underlying their vested units or warrants have significantly appreciated in value relative to the original grant prices of the shares or units or the exercise prices of the warrants, or, conversely, if the exercise prices of the warrants that they hold are significantly above the market price of our Common Stock. If we are unable to appropriately incentivize and retain our employees through equity compensation, or if we need to increase our compensation expenses in order to appropriately incentivize and retain our employees, our business, operating results and financial condition would be adversely affected.

We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

We may be subject to litigation for a variety of claims arising from our normal business activities. These may include claims, suits, and proceedings involving labor and employment, wage and hour, commercial and other matters. The outcome of any litigation, regardless of its merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, could be time-consuming and expensive to resolve, divert management attention and resources, and lead to attempts on the part of other parties to pursue similar claims. Any adverse determination related to litigation could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business. In addition, depending on the nature and timing of any such dispute, a resolution of a legal matter could materially affect our future operating results, our cash flows or both.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations.

Compliance with these rules and regulations increases our legal and financial compliance costs, makes some activities more difficult, time-consuming, or costly, and increases demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and the registration statement of which this prospectus forms a part, as well as in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus and the information incorporated by reference herein represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and in any documents that we incorporate by reference into the registration statement of which this prospectus forms a part. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of all 87,000 Units offered in this offering will be approximately $4.1 million, after deducting placement agent fees and estimated offering expenses payable by us. These estimates exclude the proceeds, if any, from the exercise of the Preferred Warrants issued or issuable in connection with this offering.

Assuming the exercise of all 174,000 Preferred Warrants included in the Units offered hereby for cash, we would receive additional net proceeds of approximately $9.6 million. We cannot predict when or if such Preferred Warrants will be exercised. It is possible that such Preferred Warrants may expire and may never be exercised.

We intend to use approximately $720,000 of the proceeds of this offering to repay, in full, amounts due in connection with the Bridge Financing, which amount includes the associated exit fee. We intend to use the remaining proceeds of this offering for working capital and general corporate purposes.

The term loan entered into in connection with the Bridge Financing matures on December 7, 2023, or the Maturity Date, subject to further extension. Borrowings under the Bridge Financing bear interest at a rate per annum equal to 18%. On the Maturity Date, subject to any extension, we are obligated to make a payment equal to all unpaid principal and accrued interest. Pursuant to the Loan and Security Agreement, we are obligated to pay to Meriwether a fully earned, non-refundable, exit fee in the amount of $50,000 on the Maturity Date.

The precise amount and timing of the application of such net proceeds will depend upon our funding requirements and the availability and cost of other funds. Our board of directors and management will have considerable discretion in the application of the net proceeds from this offering, and it is possible that we may allocate the proceeds differently than investors in the offering may desire or that we may fail to maximize the return on these proceeds. You will be relying on the judgment of our management with regard to the use of proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of our Common Stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

Dividends on the Series B Preferred Stock will be paid in-kind in additional shares of Series B Preferred Stock based on the stated value of $100.00 per share at the dividend rate of 20%. The PIK dividends will be a one-time payment payable to holders of the Series B Preferred Stock of record at the close of business on the one-year anniversary of the Closing Date.

CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of June 30, 2023:

•	on an actual basis;

•	on a pro forma basis, after giving effect to (i) the July 2023 Warrant Inducement Transaction, pursuant to which we received $594,000 in net proceeds from the exercise of 510,000 Existing Warrants, (ii) the July 2023 Equity Grants, and (iii) the Bridge Financing, pursuant to which we received approximately $600,000 in net proceeds; and

•	on a pro forma as adjusted basis, after giving effect to (i) the transactions set forth above, (ii) the sale by us of all 87,000 Units in this offering, after deducting the estimated placement agent fees and estimated offering expenses, and assuming no conversion of any Series B Preferred Stock and no exercise of any Preferred Warrants, (iii) the full repayment of the Bridge Financing in the amount of $720,000 and (iv) the application of the net proceeds from this offering.

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes appearing in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which are incorporated by reference in this prospectus.

	As of June 30, 2023 (unaudited)
(in thousands, except share data)	Actual	Pro Forma	Pro Forma As Adjusted(1)
Cash and cash equivalents	$2,007	$3,201	$6,600

Short term-debt	-	600	-

Series B Preferred Stock, par value $0.0001 per share: zero shares authorized, zero shares outstanding, actual, zero shares authorized, zero shares outstanding, pro forma, and 375,000 shares authorized, 87,000 shares outstanding, pro forma as adjusted	-	-	4,119

Stockholders’ Equity:
Common Stock, par value $0.0001 per share: 200,000,000 shares authorized, 5,300,916 shares outstanding, actual; 6,579,957 shares outstanding, pro forma; and 6,579,957 shares outstanding, pro forma as adjusted	7	7	7
Additional paid-in capital	240, 422	241,016	241,016
Accumulated deficit	(234,568)	(234,568)	(234,688)
Total stockholders’ equity	5,861	6,455	6,335

Total capitalization	$5,861	$7,055	$10,454

(1)	“Pro forma as adjusted” balances do not contemplate the accounting classification or valuation of the warrants or any embedded derivatives in the Series B Convertible Redeemable Preferred Stock which may require bifurcation as separate instruments to be accounted for.

The total number of shares of our Common Stock reflected in the discussion and table above is based on 5,300,916 shares of our Common Stock outstanding as of June 30, 2023, but excludes the following as of such date: (a) up to an aggregate of 5,635,731 shares of Common Stock issuable upon exercise of our outstanding warrants with an weighted average exercise price of $5.88, (b) up to an aggregate of 136 shares of Common Stock issuable upon exercise of our outstanding pre-funded warrants, (c) 786,497 shares of Common Stock reserved for future issuance under the LTIP, the 2020 Plan and the 2022 Plan, and (d) an aggregate of 5,466 shares of Common Stock issuable upon vesting of restricted stock units that were issued pursuant to the 2020 Plan and 2022 Plan, none of which have vested as of June 30, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 6, 2023, information regarding beneficial ownership of our Common Stock by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table prior to and after this offering is based upon 6,579,957 shares of Common Stock outstanding as of October 6, 2023, assuming no conversion of Series B Preferred Stock and no exercise of any Preferred Warrants issued in connection with this offering.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC’) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock within sixty (60) days of October 6, 2023. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares of Common Stock that such person or persons has the right to acquire within sixty (60) days of October 6, 2023 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares of Common Stock listed as beneficially owned does not constitute an admission of beneficial ownership.

Except as otherwise noted below, the address for persons listed in the table is c/o WiSA Technologies, Inc., 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006.

	Common Stock Beneficially Owned Prior to this Offering		Common Stock Beneficially Owned After this Offering
Name of Beneficial Owner(1)(13)	Shares	%	Shares	%
Brett Moyer(2)	80,748	1.2%	80,748	1.2%
George Oliva(3)	32,618	*	32,618	*
Gary Williams(4)	52,887	*	52,887	*
Lisa Cummins(5)	11,364	*	11,364	*
Dr. Jeffrey M. Gilbert(6)	11,376	*	11,376	*
David Howitt(7)	11,129	*	11,129	*
Helge Kristensen(8)	11,449	*	11,449	*
Sriram Peruvemba(9)	11,336	*	11,336	*
Robert Tobias(10)	11,364	*	11,364	*
Wendy Wilson(11)	11,222	*	11,222	*
All directors and exec. officers as a group (10 persons)(12)	245,493	3.7%	245,493	3.7%

* Less than 1.0%

(1)	Percentage of total voting power represents voting power with respect to all shares of our Common Stock. Holders of Common Stock are entitled to one (1) vote per share for each share of Common Stock held by them.

(2)	The number of shares of Common Stock beneficially owned before the offering includes (i) 50 restricted shares of Common Stock (“RSAs”) granted under the LTIP, which are scheduled to vest within sixty (60) days of October 6, 2023; (ii) 833 RSAs granted under the LTIP, which vest on the third anniversary of March 15, 2021, so long as Mr. Moyer remains in the service of the Company on each such anniversary; (iii) 1,499 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Moyer remains in the service of the Company on each such date; (iv) 500 RSAs granted under the Company’s LTIP, which are scheduled to vest in equal installments on the first, second and third anniversaries of September 19, 2022, as long as Mr. Moyer remains in service of the Company on each such anniversary; (v) 75,000 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Moyer remains in the service of the Company on each such date; and (vi) 484 restricted stock units (“RSUs”) granted under the Company’s 2020 Stock Incentive Plan (the “2020 Plan”), which are scheduled to vest within sixty (60) days of October 6, 2023.

(3)	The number of shares of Common Stock beneficially owned before the offering includes (i) 42 RSAs granted under the LTIP; (ii) 100 RSAs granted under the LTIP; (iii) 900 RSAs granted under the LTIP; (iv) 250 RSAs granted under the LTIP; (v) 30,000 RSAs granted under the 2018 LTIP, all (i) to (v) of which will fully vest on December 20, 2023 (the “Separation Date”), or earlier pursuant to the terms of a separation agreement entered into by the Company and Mr. Oliva on July 11, 2023; and (vi) 207 RSUs granted under the 2020 Plan, scheduled to vest within sixty (60) days of October 6, 2023.

(4)	The number of shares of Common Stock beneficially owned before the offering includes (i) 17 RSAs granted under the LTIP, which are scheduled to vest within sixty (60) days of October 6, 2023; (ii) 66 RSAs granted under the LTIP, which vest on the third anniversary of March 15, 2021, so long as Mr. Williams remains in the service of the Company on each such anniversary; (iii) 298 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Williams remains in the service of the Company on each such date; (iv) 52,000 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Williams remains in the service of the Company on each such date; and (v) 104 RSUs granted under the 2020 Plan, scheduled to vest within sixty (60) days of October 6, 2023.

(5)	The number of shares of Common Stock beneficially owned before the offering includes (i) 10 RSAs granted under the LTIP, which are scheduled to vest within sixty (60) days of October 6, 2023; (ii) 33 RSAs granted under the LTIP, which vest on the third anniversary of March 15, 2021, so long as Ms. Cummins remains in the service of the Company on each such anniversary; (iii) 72 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Ms. Cummins remains in the service of the Company on each such date; (iv) 11,000 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Ms. Cummins remains in the service of the Company on each such date; and (v) 34 RSUs granted under the 2020 Plan, scheduled to vest within sixty (60) days of October 6, 2023.

(6)	The number of shares of Common Stock beneficially owned before the offering includes (i) 10 RSAs granted under the LTIP, which are scheduled to vest within sixty (60) days of October 6, 2023; (ii) 33 RSAs granted under the LTIP, which vest on third anniversary of March 15, 2021, so long as Dr. Gilbert remains in the service of the Company on each such anniversary; (iii) 72 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Dr. Gilbert remains in the service of the Company on each such date; (iv) 11,000 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Dr. Gilbert remains in the service of the Company on each such date; and (v) 34 RSUs granted under the 2020 Plan, scheduled to vest within sixty (60) days of October 6, 2023.

(7)	The number of shares of Common Stock beneficially owned before the offering includes (i) 72 RSAs granted under the LTIP, which are scheduled to vest in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Howitt remains in the service of the Company on each such date; and (ii) 11,000 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Howitt remains in the service of the Company on each such date. The number of shares of Common Stock beneficially owned before the offering excludes 19 shares of Common Stock owned by the Dennis Howitt Trust for which Mr. Howitt is the beneficiary and of which Mr. Howitt disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(8)	The number of shares of Common Stock beneficially owned before the offering includes (i) 10 RSAs granted under the LTIP, which are scheduled to vest within sixty (60) days of October 6, 2023; (ii) 33 RSAs granted under the LTIP, which vest on the third anniversary of March 15, 2021, so long as Mr. Kristensen remains in the service of the Company on each such anniversary; (iii) 72 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Kristensen remains in the service of the Company on each such date; (iv) 11,000 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Kristensen remains in the service of the Company on each such date; and (v) 34 RSUs granted under the 2020 Plan, scheduled to vest within sixty (60) days of October 6, 2023.

(9)	The number of shares of Common Stock beneficially owned before the offering includes (i) 14 RSAs granted under the LTIP, which are scheduled to vest within sixty (60) days of October 6, 2023; (ii) 33 RSAs granted under the LTIP, which vest on the third anniversaries of March 15, 2021, so long as Mr. Peruvemba remains in the service of the Company on each such anniversary; (iii) 72 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Peruvemba remains in the service of the Company on each such date; (iv) 11,000 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Peruvemba. remains in the service of the Company on each such date; and (v) 25 RSUs granted under the 2020 Plan, scheduled to vest within sixty (60) days of October 6, 2023.

(10)	The number of shares of Common Stock beneficially owned before the offering includes (i) 7 RSAs granted under the LTIP, which are scheduled to vest within sixty (60) days of October 6, 2023; (ii) 33 RSAs granted under the LTIP, which vest on the third anniversary of March 15, 2021, so long as Mr. Tobias remains in the service of the Company on each such date; (iii) 72 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Tobias remains in the service of the Company on each such date; (iv) 11,000 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Tobias remains in the service of the Company on each such date; and (v) 34 RSUs granted under the 2020 Plan, scheduled to vest within sixty (60) days of October 6, 2023.

(11)	The number of shares of Common Stock beneficially owned before the offering consists of (i) 33 RSAs granted under the LTIP, which vest on the third anniversaries of May 15, 2021, so long as Ms. Wilson remains in the service of the Company on each such date; (ii) 72 RSAs granted under the LTIP, which are scheduled to vest in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Ms. Wilson remains in the service of the Company on each such date; and (iii) 11,000 RSAs granted under the 2018 LTIP and being registered hereby, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Ms. Wilson remains in the service of the Company on each such date.

(12)	See the information included in footnotes 2 through 11 above.

(13)	With respect to each director and executive officer, to the extent applicable: (i) RSAs that were originally scheduled to vest on September 15, 2023 and/or September 19, 2023 have not yet vested; and (ii) RSUs that were originally scheduled to vest on August 15, 2023 have not yet vested, but are expected to vest within 60 days of October 6, 2023.

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

We are offering on a best-efforts basis 87,000 Units in this offering at the public offering price of $55.00 per Unit. Each Unit includes one share of our Series B Preferred Stock and two Preferred Warrants, each to purchase one share of our Series B Preferred Stock at an exercise price equal to $55.00 per share of Series B Preferred Stock, which is 100% of the public offering price of the Units. Our Units will not be certificated and the shares of our Series B Preferred Stock and Preferred Warrants consisting of such Units are immediately separable and will be issued separately in this offering. We are also registering the shares of Series B Preferred Stock issuable as PIK dividends, the shares of Series B Preferred Stock issuable upon exercise of the Preferred Warrants and the shares of common stock issuable upon conversion of the Series B Preferred Stock. These securities are being issued pursuant to a securities purchase agreement between us and the purchasers, or pursuant to the registration statement of which this prospectus forms a part. You should review the securities purchase agreement, the form of Certificate of Designations establishing the Series B Preferred Stock, the form of Preferred Warrant, the Warrant Agency Agreement, and the placement agency agreement between us and the placement agent, each of which are filed, or will be filed, as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Units, the Series B Preferred Stock and the Preferred Warrants.

Authorized Capital Stock

We are authorized to issue 220,000,000 shares of our capital stock consisting of (a) 200,000,000 shares of Common Stock, par value $0.0001 per share, and (b) 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. As of October 6, 2023, 6,579,957 shares of our Common Stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

Common Stock

The description of our Common Stock is incorporated by reference to Exhibit 4.14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 17, 2023. Our Common Stock is traded on Nasdaq under the symbol “WISA”. The transfer agent and registrar for our Common Stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

Series B Preferred Stock

The following describes the material terms of the Series B Preferred Stock. This is not a complete description and is subject to, and entirely qualified by reference to applicable provisions of our Certificate of Incorporation, Bylaws and the Certificate of Designation establishing the Series B Preferred Stock, which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of Delaware law.

Pursuant to our Certificate of Incorporation, we are authorized to issue 20,000,000 shares of our “blank-check” preferred stock, par value $0.0001 per share. As of the date of this prospectus, there are no shares designated as preferred stock and no shares issued and outstanding. In connection with this offering, our board of directors will designate approximately 375,000 of these shares of preferred stock as the “Series B Convertible Preferred Stock”, pursuant to a Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designations”) that sets forth the terms of such Series B Preferred Stock, with a liquidation preference of $100.00 per share, which final number of designated shares will be based on the actual number of Series B Preferred Stock issued in connection with this offering.

In addition, subject to the limitations described herein, we may issue additional preferred stock from time to time in one or more series, each with such designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, as the Board (or a duly authorized committee of the Board) may determine prior to the time of such issuance.

Listing

There is no established trading market for the Series B Preferred Stock and we do not expect a market to develop. In addition, we do not intend to list the Series B Preferred Stock on Nasdaq or any other national securities exchange or any other nationally recognized trading system.

Transfer Agent and Register

The transfer agent and register for the Series B Preferred Stock will be VStock Transfer, LLC, whose address is 18 Lafayette Place, Woodmere, NY 11598 and telephone number is (212) 828-8436.

Maturity

The Series B Preferred Stock matures two (2) years from the Closing Date.

Ranking and Liquidation Preference

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, prior and in preference to the common stock, holders of the Series B Preferred Stock shall be entitled to receive out of the assets available for distribution to stockholders an amount equal in cash to 100% of the aggregate stated value of $100.00 per share of all shares of Series B Preferred Stock held by such holder, and any other fees then due and owing thereon under the Certificate of Designation, and no more, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Dividends

The Certificate of Designation provides that dividends on the Series B Preferred Stock shall be paid in-kind (“PIK dividends”) in additional shares of Series B Preferred Stock based on the stated value of $100.00 per share at the annual dividend rate of 20% (the “Dividend Rate”). The PIK dividends will be a one-time payment payable to holders of the Series B Preferred of record at the close of business on the one-year anniversary of the Closing Date (the “Dividend Record Date”). PIK dividends on each share of Series B Preferred Stock shall be paid three business days after the Dividend Record Date in additional fully paid and nonassessable, registered shares of Series B Preferred Stock in a number equal to the quotient obtained by dividing (A) the product obtained by multiplying (i) the Dividend Rate and (ii) the stated value of $100.00 per share, by (B) $55.00, the public offering price per Unit (equal to $55.00).

Conversion

The Series B Preferred Stock is convertible at any time at the option of the holder. Except as provided below, the Series B Preferred Stock is not convertible into or exchangeable for any other securities or property.

Conversion at Option of Holder

Each share of Series B Preferred Stock is convertible at the option of the holder at any time into shares of our common stock at the Conversion Price of $0.4147, which Conversion Price is subject to adjustment. The Conversion Price will equal the most recent closing price of our common stock on the Nasdaq Capital market at the time at which the offering is priced. The Conversion Price is subject to adjustment for: (i) the payment of stock dividends or other distributions payable in common stock on the outstanding shares of our common stock, excluding the shares of common stock issuable upon the conversion of the Series B Preferred Stock; and (ii) subdivisions and combinations (including by way of a reverse stock split).

Holders shall effect conversions of the Series B Preferred Stock by providing us a conversion notice (a “Notice of Conversion”), duly completed and executed. The Notice of Conversion must specify the number of shares of Series B Preferred Stock then held by the holder and the number of such shares which the holder is converting. To effect conversions of shares of Series B Preferred Stock, a holder shall not be required to surrender the certificate(s), if any, representing the shares of Series B Preferred Stock to us unless all of the shares of Series B Preferred Stock represented thereby are so converted, in which case such holder shall deliver the certificate representing such shares of Series B Preferred Stock promptly following the conversion date at issue. Shares of Series B Preferred Stock converted into our shares of common stock shall be canceled and shall not be reissued.

If, at any time while the Series B Preferred Stock is outstanding: we (A) pay a stock dividend or otherwise make a distribution or distributions payable in shares of our common stock or any other Common Stock Equivalents (as defined in the Certificate of Designation) (which, for avoidance of doubt, shall not include any shares of common stock issued by us upon conversion of the Series B Preferred Stock, or payment of a dividend on the Series B Preferred Stock) with respect to the then outstanding shares of common stock; (B) subdivide outstanding shares of common stock into a larger number of shares; (C) combine (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares or (D) issue, in the event of a reclassification of shares of the common stock, any shares of our capital stock, which we refer to collectively as the “Anti-Dilution Provisions”, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares) outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event (excluding any treasury shares). Any adjustment made as a result of the Anti-Dilution Provisions shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. All calculations will be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of the Anti-Dilution Provisions, the number of shares of common stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of common stock (excluding any treasury shares) issued and outstanding. Whenever the Conversion Price is adjusted pursuant to any Anti-Dilution Provision, we will promptly deliver to each holder of Series B Preferred Stock a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Notwithstanding the foregoing in no event may the Conversion Price be less than the par value per share of Series B Preferred Stock.

Obligations Absolute

Subject to holder’s right to rescind a notice of conversion, our obligation to issue and deliver the shares of common stock upon conversion of Series B Preferred Stock in accordance with its terms are absolute and unconditional, irrespective of any action or inaction by a holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other Person of any obligation to us or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit our obligation to such holder in connection with the issuance of such shares of common stock. If we fail to deliver to a holder shares of common stock upon conversion by the Share Delivery Date (as defined in the Certificate of Designation) applicable to such conversion, we shall pay to such holder, in cash, as liquidated damages and not as a penalty, for each $250 of stated value of Series B Preferred Stock being converted, $2.50 per Trading Day (increasing to $5 per Trading Day on the third Trading Day after the Share Delivery Date and increasing to $10 per Trading Day on the sixth Trading Day after the Share Delivery Date) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion.

Buy-In on Failure to Timely Deliver Certificates Upon Conversion

If we fail to deliver to a holder the applicable certificate or certificates or to effect a delivery via DWAC, as applicable, by the Share Delivery Date (other than a failure caused by incorrect or incomplete information provided by the holder to us), and if after such Share Delivery Date the holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the holder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by such holder of the Conversion Shares which the holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then we are obligated to (A) pay in cash to the holder (in addition to any other remedies available to or elected by the holder) the amount by which (x) the holder’s total purchase price (including any brokerage commissions) for the shares of common stock so purchased exceeds (y) the product of (1) the aggregate number of shares of common stock that such holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the holder, either reissue (if surrendered) the shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock submitted for conversion or deliver to the holder the number of shares of common stock that would have been issued if we had timely complied with our delivery requirements. For example, if a holder purchases shares of common stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series B Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, we would be required to pay such holder $1,000. The holder shall provide us written notice, within three Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by us. Nothing herein shall limit a holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect our failure to timely deliver certificates representing shares of common stock upon conversion of the shares of Series B Preferred Stock as required pursuant to the terms hereof; provided, however, that the holder shall not be entitled to both (i) require the reissuance of the shares of Series B Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of common stock that would have been issued if we had timely complied with its delivery requirements under the section entitled “Delivery of Certificate or Electronic Issuance Upon Conversion.”

Reservation of Shares Issuable Upon Conversion

We have agreed that we will at all times reserve and keep available out of our authorized and unissued shares of common stock for the sole purpose of issuance upon conversion of the Series B Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the holders of the Series B Preferred Stock, not less than such aggregate number of shares of the common stock as shall be issuable upon the conversion of all outstanding shares of Series B Preferred Stock. We have further agreed that all shares of common stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and free and clear of all liens and other encumbrances.

Beneficial Ownership Limitation

Notwithstanding anything herein to the contrary, we shall not effect any conversion of the Series B Preferred Stock, and a Holder shall not have the right to convert any portion of the Series B Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of common stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of common stock issuable upon conversion of the Series B Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of common stock which are issuable upon (i) conversion of the remaining, unconverted Series B Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other of our securities subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Series B Preferred Stock) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this section applies, the determination of whether the Series B Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Series B Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Series B Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Series B Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to us each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this section and we shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this section, in determining the number of outstanding shares of common stock, a Holder may rely on the number of outstanding shares of common stock as stated in the most recent of the following: (i) our most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by us or (iii) a more recent written notice by us or the Transfer Agent setting forth the number of shares of common stock outstanding. Upon the written or oral request (which may be via email) of a Holder, we within one (1) Trading Day confirm orally and in writing to such Holder the number of shares of common stock then outstanding. In any case, the number of outstanding shares of common stock shall be determined after giving effect to the conversion or exercise of our securities, including the Series B Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of common stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any shares of Series B Preferred Stock, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of Series B Preferred Stock held by the applicable Holder. A Holder, upon notice to us, may increase or decrease the Beneficial Ownership Limitation provisions of this section applicable to its Series B Preferred Stock; provided, that the Beneficial Ownership Limitation shall not in any event exceed 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of this Series B Preferred Stock held by the Holder and the provisions of this section shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to us and shall only apply to such Holder and no other Holder. The Beneficial Ownership Limitation shall not be waived by us or the Holder and upon issuance of the Series B Preferred Stock by us, and the purchase thereof by the Holder, each of us and the Holder shall be deemed to acknowledge such limitation and to agree not to waive it. The provisions of this section shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this section to correct this section (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this subsection shall apply to a successor holder of Series B Preferred Stock.

Subsequent Rights Offerings

In addition to any Anti-Dilution Adjustments described above, if at any time we grant, issue or sell any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of common stock or any class thereof (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of common stock acquirable upon complete conversion of such Holder’s Series B Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of common stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

Pro Rata Distributions

During such time as the Series B Preferred Stock is outstanding, if we declare or make any dividend or other distribution of our assets (or rights to acquire its assets) to holders of common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) ( a “Distribution”), then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of our common stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

Fundamental Transactions

In the event of a Fundamental Transaction (as defined in the Certificate of Designations of the Series B Preferred Stock), and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or the acquisition of more than 50% of our outstanding common stock, the holders of the Series B Preferred Stock will be entitled to receive upon conversion of the Series B Preferred Stock the kind and amount of securities, cash or other property that the holders would have received had they converted the Series B Convertible Stock immediately prior to such Fundamental Transaction (without regard to the beneficial ownership limitation referred to above).

Mandatory Redemption

If any shares of Series B Preferred Stock are outstanding at the end of the two (2) year term, then we shall promptly redeem all of such outstanding shares of Series B Preferred Stock on a pro rata basis among all of the Holders of Series B Preferred Stock commencing on the two-year anniversary of the Closing Date in cash at a price per Series B Preferred Share equal to the sum of (x) 100% of the stated value per share of the Series B Preferred Stock plus (y) all other amounts due in respect of the Series B Preferred Stock (if any). If on the Mandatory Redemption Date, Delaware law governing distributions to stockholders prevents the Company from redeeming all shares of Series B Preferred Stock to be redeemed, then the Corporation shall, provided there is no prohibition under Delaware law, redeem the Series B Preferred Stock by paying to the Holder the unpaid cash redemption payment in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock equal in number to the quotient obtained by dividing such unpaid amount by the closing price of the Common Stock on the Trading Market on the Mandatory Redemption Date.

Limited Voting Rights

Holders of the Series B Preferred Stock will not have any voting rights, except as described below or as otherwise required by law.

In any matter in which the Series B Preferred Stock may vote (as expressly provided herein or as may be required by law), each share of Series B Preferred Stock will be entitled to one vote per share. So long as any shares of Series B Preferred Stock remain outstanding, the Company will not, without the consent or the affirmative vote of a majority of the outstanding shares of Series B Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose: (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend adversely the Certificate of Designations; (ii) increase the number of authorized shares of Series B Preferred Stock; or (iii) enter into any agreement with respect to any of the foregoing.

The rules and procedures for calling and conducting any meeting of the holders of the Series B Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Director (or a duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, Bylaws, applicable law and any national securities exchange or other trading facility on which the Series B Preferred Stock may be listed or traded at the time.

Holders of the Series B Preferred Stock will not have any voting rights with respect to, and the consent of the holders of the Series B Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving the Company or a sale of all or substantially all of the Company’s assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series B Preferred Stock, except as described above.

No Preemptive Rights

No holders of the Series B Preferred Stock will, as holders of Series B Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any other security.

Exclusion of Other Rights

The shares of the Series B Preferred Stock do not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in the Certificate of Designation or in our Certificate of Incorporation.

Registration; Transfer

Pursuant to the terms of the Certificate of Designations, the Company is obligated to maintain an effective registration statement covering: (a) the issuance of shares of common stock issuable upon conversion of the Series B Preferred Stock and (b) the issuance of additional shares of Series B  Preferred Stock pursuant to our obligation to pay PIK dividends, in each case, until such time as no Series B Preferred Stock (and no Warrants exercisable for shares of Series B Preferred Stock) remain outstanding, unless there is available an exemption from, or a transaction not subject to, the registration requirements of the Securities Act that covers the issuance of the Series B Preferred Stock and the shares of common stock issuable upon conversion of such shares of Series B Preferred Stock.

Book-Entry Procedures

DTC will act as securities depositary for the Series B Preferred Stock offered hereunder. With respect to the Series B Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC or DTC’s nominee. These certificates will represent the total aggregate number of shares of Series B Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series B Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series B Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series B Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series B Preferred Stock. DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the Placement Agent, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series B Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series B Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series B Preferred Stock. Your beneficial ownership interest will be recorded on the Direct Participants and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series B Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct Participants or Indirect Participants through whom you purchased the Series B Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct Participants and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct Participants and Indirect Participants will be accomplished by entries on the books of Direct Participants and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of shares of Series B Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series B Preferred Stock.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our Certificate of Incorporation (including the Certificate of Designations designating the Series B Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct Participants and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series B Preferred Stock will be sent to DTC or its nominee. If less than all of the outstanding shares of Series B Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series B Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor its nominee will consent or vote with respect to the shares of Series B Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns DTC’s or its nominee’s consenting or voting rights to those Direct Participants whose accounts the shares of Series B Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series B Preferred Stock are made directly to DTC (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct Participants and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours. DTC may discontinue providing its services as securities depositary with respect to the Series B Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series B Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series B Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series B Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series B Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Direct Registration System

The Series B Preferred Stock will be registered in book-entry form through the Direct Registration System (the “DRS”). The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated shares, which ownership shall be evidenced by periodic statements issued by the depositary to the holders of shares of Series B Preferred Stock entitled thereto. This direct registration form of ownership allows investors to have securities registered in their names without requiring the issuance of a physical stock certificate, eliminates the need for you to safeguard and store certificates and permits the electronic transfer of securities to effect transactions without transferring physical certificates.

Preferred Warrants

The following summary of certain terms and provisions of the Preferred Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Warrant Agency Agreement between us and the Warrant Agent, and the form of Preferred Warrant, both of which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in form of Warrant Agency Agreement, including the annexes thereto, and the form of Preferred Warrant.

Exercisability

The Preferred Warrants are exercisable at any time after their original issuance and at any time up to the date that is two years after the Closing Date. The Preferred Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, by payment in full in immediately available funds for the number of shares of Series B Preferred Stock purchased upon such exercise. The Preferred Warrants will not include a cashless exercise feature. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the Stated Value of the Series B Preferred Stock. Accordingly, a holder of the Preferred Warrants is entitled to exercise a number of Preferred Warrants that would solely result in the holder receiving one or more whole shares of Series B Preferred Stock. If we fail to deliver to a holder the applicable certificate or certificates or to effect a delivery via DWAC, as applicable, (other than certain specified failures ) and the holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the holder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by such holder of the Series B Preferred Stock which the holder anticipated receiving upon such exercise, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Series B Preferred Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of shares of Series B Preferred Stock that we were required to deliver to the holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the Preferred Warrant and equivalent number of shares of Series B Preferred Stock for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of Series B Preferred Stock that would have been issued had we timely complied with its exercise and delivery obligations hereunder.

Exercise Limitation

A holder will not have the right to exercise any portion of the Preferred Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Preferred Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price

The exercise price per Preferred Warrant is $55.00 to purchase one shares of our Series B Preferred Stock, which is 100% of the public offering price per Unit. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Adjustment

If, at any time while the Preferred Warrants are outstanding: we (A) pay a stock dividend or otherwise make a distribution or distributions payable in shares of our Series B Preferred Stock (which, for avoidance of doubt, shall not include any shares of Series B Preferred Stock issued by us upon exercise of the Preferred Warrants and shall not include any of the PIK dividends to be paid to holders of shares of Series B Preferred Stock); (B) subdivide outstanding shares of Series B Preferred Stock into a larger number of shares; (C) combine (including by way of a reverse stock split) outstanding shares of Series B Preferred Stock into a smaller number of shares or (D) issue, in the event of a reclassification of shares of the Series B Preferred Stock, any shares of our capital stock, which we refer to collectively as the “Anti-Dilution Provisions”, then the number of shares issuable upon exercise of the Preferred Warrants shall be proportionately adjusted such that the aggregate Exercise Price of the Preferred Warrants shall remain unchanged.

Subsequent Rights Offerings

In addition to any adjustments pursuant to the paragraph above, if at any time that a Warrant is outstanding we grant, issue or sell any Preferred Stock Equivalents or rights to purchase shares, warrants, securities or other property pro rata to all of the record holders of the Series B Preferred Stock (the “Purchase Rights”), then the Holder or the Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Series B Preferred Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Series B Preferred Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Pro Rata Distributions

During such time as a Warrant is outstanding, if we shall declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of shares of Series B Preferred Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, share or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (except to the extent an adjustment was already made pursuant to the second preceding paragraph ) (a “Distribution”), at any time after the issuance of the Preferred Warrants, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Series B Preferred Stock acquirable upon complete exercise of the Warrant immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Series B Preferred Stock are to be determined for the participation in such Distribution. Any Distribution or Distributions to be paid to any holder of shares of Series B Preferred Stock arising as a result of our obligation to issue PIK dividends on the Series B Preferred Stock pursuant to the Certificate of Designations, shall be held in trust for the benefit of such holder of shares of Series B Preferred Stock holding the Warrant at the time of exercise of the Warrant, and paid to such holder only upon such exercise.

Transferability

Subject to applicable laws, the Preferred Warrants may be offered for sale, sold, transferred or assigned without our consent.

No Listing

There is no established public trading market for, and we do not expect a market to develop for, the Preferred Warrants. In addition, we do not intend to apply for listing of the Preferred Warrants on any securities exchange or trading system, including Nasdaq. Without an active market, the liquidity of the Preferred Warrants will be limited.

Warrant Agent; Global Certificate

The Preferred Warrants will be issued in registered form under a Warrant Agency Agreement between us and the Warrant Agent, Equiniti Trust Company, LLC. The Preferred Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions

In the event of a “fundamental transaction,” as defined in the Preferred Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Preferred Warrants will be entitled to receive upon exercise of the Preferred Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Preferred Warrants immediately prior to such fundamental transaction.

Registration; Transfer

Pursuant to the terms of the Preferred Warrants, we are obligated to maintain an effective registration statement covering the issuance of the shares of Series B Preferred Stock upon exercise of the Preferred Warrants and the shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock until such time as no Warrants remain outstanding, unless there is available an exemption from, or a transaction not subject to, the registration requirements of the Securities Act that covers the issuance of the Series B Preferred Stock and the shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock.

Rights as a Stockholder

Except as otherwise provided in the Preferred Warrants or by virtue of such holder’s ownership of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant and converts the shares of Series B Preferred Stock received upon such exercise into shares of Common Stock.

Governing Law

The Preferred Warrants and the Warrant Agency Agreement are governed by New York law.

Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws

Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Anti-Takeover Effects of Certain Provisions of our Bylaws

Our bylaws provide that directors may be removed by the stockholders with or without cause upon the vote of a majority of the holders of Common Stock then entitled to vote. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors or of the stockholders, and vacancies may only be filled by a majority vote of the directors, including those who may have resigned. Except as otherwise provided in the bylaws and the certificate of incorporation, as amended, any vacancies or newly created directorships on the board of directors resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Our bylaws also provide that only our chairman of the board, chief executive officer, president or one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting may call a special meeting of stockholders.

The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our Common Stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Limitation on Directors’ Liability; Indemnification

Our bylaws contain provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws provide that we are required to indemnify our directors to the fullest extent permitted by Delaware law. Our bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our bylaws also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by our board of directors. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of material U.S. federal income tax considerations relevant to the purchase, ownership, disposition and conversion of the Series B Preferred Stock and the acquisition, ownership and disposition of our Common Stock received upon conversion of the Series B Preferred Stock, as well as the purchase, ownership, disposition and exercise of the Preferred Warrants. The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect, or to different interpretations. We cannot assure you that a change in the law will not significantly alter the tax consequences that we describe in this discussion. We have not sought any ruling from the Internal Revenue Service (the “IRS”) or opinion of counsel with respect to the statements made and conclusions reached in this discussion, and there can be no assurance that the IRS or a court will agree with the statements and conclusions in this discussion.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to an investor’s decision to purchase the Units, nor any tax consequences arising under U.S. federal estate or gift tax laws or under the laws of any state, locality or foreign jurisdiction. This discussion also does not address the Medicare tax on certain investment income or the tax consequences that may be applicable to special classes of investors including, but not limited to, tax-exempt organizations, qualified foreign pension funds, insurance companies, banks or other financial institutions, partnerships or other pass-through entities or holders of interests therein, dealers in securities or currency, persons liable for the alternative minimum tax, U.S. expatriates and former long-term U.S. residents, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” common trust funds, certain trusts, hybrid entities, U.S. holders whose “functional currency” is not the U.S. dollar, foreign governments or international organizations and persons that will hold our Series B Preferred Stock, our Common Stock received upon conversion of the Series B Preferred Stock or the Preferred Warrants as a position in a “straddle,” “conversion transaction” or other risk reduction transaction. This discussion is limited to taxpayers who will hold our Series B Preferred Stock, our Common Stock received upon conversion of our Series B Preferred Stock and the Preferred Warrants as “capital assets” (generally, property held for investment).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Series B Preferred Stock, our Common Stock received upon conversion of our Series B Preferred Stock or the Preferred Warrants, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Accordingly, we urge partnerships (including entities and arrangements treated as partnerships for U.S. federal income tax purposes) that hold our Series B Preferred Stock, our Common Stock received upon conversion of our Series B Preferred Stock or the Preferred Warrants and partners in such partnerships to consult their tax advisors.

This discussion is addressed to a holder of our Series B Preferred Stock, our Common Stock received upon conversion of the Series B Preferred Stock or the Preferred Warrants that is a U.S. holder or non-U.S. holder for U.S. federal income tax purposes. You are a “U.S. holder” if you are a beneficial owner of Series B Preferred Stock, our Common Stock received upon conversion of the Series B Preferred Stock or the Preferred Warrants and you are, for U.S. federal income tax purposes:

•	An individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election to be treated as a U.S. person.

A “non-U.S. Holder” is a beneficial holder of our Series B Preferred Stock, our Common Stock received upon conversion of the Series B Preferred Stock or the Preferred Warrants who or that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

We urge each prospective investor to consult with its own tax adviser as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion and disposition of our Series B Preferred Stock and of the acquisition, ownership and disposition of our Common Stock received upon conversion of the Series B Preferred Stock, as well as the purchase, ownership, disposition, and exercise of the Preferred Warrants.

General Treatment of Units

There is no authority directly addressing the treatment, for U.S. federal income tax purposes, of instruments with terms substantially the same as the Units and, therefore, their treatment is not entirely clear. The purchase of a Unit should be treated for U.S. federal income tax purposes as the purchase of one share of our Series B Preferred Stock and one Warrant to acquire one-half of one share of our Series B Preferred Stock. We intend to treat the purchase of a Unit in this manner and, by purchasing a Unit, you agree to adopt such treatment for tax purposes. Each holder of a Unit must allocate the purchase price paid by such holder for such Unit between the share of our Series B Preferred Stock and one Warrant to acquire one-half of one share of our Series B Preferred Stock based on their respective relative fair market values. A holder’s initial tax basis in the one share of our Series B Preferred Stock and one Warrant to acquire one-half of one share of our Series B Preferred Stock included in each Unit should equal the portion of the purchase price of the Unit allocated thereto. The separation of the Series B Preferred Stock and Warrant constituting a Unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the Units and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there is no authority that directly addresses instruments that are similar to the Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. The following discussion is based on the assumption that the characterization of the Series B Preferred Stock and the Warrant and the allocation described above are respected for U.S. federal income tax purposes.

Each prospective investor is urged to consult its tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a Unit (including possible alternative characterizations of a Unit and its components).

U.S. Holders

Distributions on Series B Preferred Stock or Common Stock

Distributions in General.

Distributions paid on our Series B Preferred Stock and our Common Stock (other than certain stock distributions with respect to our Series B Preferred Stock and Common Stock) will be treated as dividends to the extent of our current or accumulated earnings and profits, as determined under the Code. To the extent that the amount of distributions with respect to our Series B Preferred Stock or Common Stock exceeds our current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital to the extent of (and in reduction of) the U.S. holder’s adjusted tax basis in such Series B Preferred Stock or Common Stock, as the case may be, on a share-by-share basis, and thereafter as capital gain. Such gain will be long-term capital gain provided that the U.S. holder has held such Series B Preferred Stock or Common Stock, as the case may be, for more than one year as of the time of the distribution. Subject to applicable limitations and restrictions, dividends paid to non-corporate U.S. holders will be subject to a reduced U.S. federal income tax rate if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. Subject to applicable limitations and restrictions, dividends paid to U.S. holders that are U.S. corporations are subject to tax at ordinary corporate income tax rates, but will qualify for the dividends received deduction. However, any distribution (or the portion of any distribution) that exceeds our current and accumulated earnings and profits will not be eligible for the dividends received deduction. A U.S. holder should consult its own tax adviser regarding the availability of the reduced U.S. federal income tax rate applicable to “qualified dividend income” or the dividends received deduction, as applicable, in the light of its particular circumstances.

Redemption Premium with respect to the Series B Preferred Stock.

Because the Series B Preferred Stock is being offered at a discount (i.e., the OID) to the Series B Preferred Stock stated value, which is the price at which the Series B Preferred Stock will be redeemed on the third anniversary of the date of original issuance of the Series B Preferred Stock (if not previously converted), we intend to take the position that the Series B Preferred Stock issued in this offering will be issued with a “redemption premium” under Section 305(c) of the Code that exceeds the statutory de minimis amount. U.S. holders of Series B Preferred should be treated as receiving constructive distributions as the redemption premium accrues under a constant yield method. Such distributions should have the consequences described in “Distributions in General” above.

PIK Dividends Distributions on Series B Preferred Stock.

Our payment of a distribution on the Series B Preferred Stock in the form Series B Preferred Stock (i.e., a PIK dividend) will generally be taxable for U.S. federal income tax purposes in the same manner as distributions described in “Distributions in General” above. The amount of such distribution will equal the fair market value on the distribution date of the Series B Preferred Stock distributed to a U.S. holder on that date. A U.S. holder’s tax basis in such distributed Series B Preferred Stock will equal the fair market value of such Series B Preferred Stock on the distribution date, and such U.S. holder’s holding period for such Series B Preferred Stock will begin on the day following the distribution date.

Extraordinary Dividends.

If a dividend received by a non-corporate U.S. holder that qualifies for the rate reduction for “qualified dividend income” is an “extraordinary dividend” within the meaning of Section 1059 of the Code, such non-corporate U.S. holder would be required to treat any losses on the sale of Series B Preferred Stock or Common Stock as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such holder’s holding period for the stock.

Investors that are U.S. corporations that receive an “extraordinary dividend” within the meaning of Section 1059 of the Code in respect of our Series B Preferred Stock or Common Stock generally would be required to reduce their tax basis in our Series B Preferred Stock or Common Stock (but not below zero) by the portion of the dividend that is not taxed because of the dividends received deduction. To the extent the non-taxed portion of such dividend exceeds the corporate investor’s stock basis, such investor must treat such excess as gain from the sale or exchange of our Series B Preferred Stock or Common Stock for the taxable year in which such dividend is received.

Adjustment to the Conversion Price of Series B Preferred Stock.

The conversion price of the Series B Preferred Stock is subject to adjustment under certain circumstances pursuant to the Anti-Dilution Provisions. Treasury Regulations promulgated under Section 305 of the Code would treat a U.S. holder of our Series B Preferred Stock as having received a constructive distribution includable in such U.S. holder’s income in the manner described in “Distributions in General” above, if and to the extent that certain adjustments (or failures to make adjustments) in the conversion price increase the proportionate interest of the U.S. holder in our assets or earnings and profits. For example, a decrease in the conversion price to reflect a taxable dividend to holders of Common Stock will generally give rise to a deemed taxable dividend to the holders of Series B Preferred Stock to the extent of an allocable portion of our current and accumulated earnings and profits. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution in the interest of the U.S. holders of the Series B Preferred Stock (other than an adjustment in respect of a taxable dividend on the Common Stock), however, generally will not be considered to result in a constructive distribution.

Sale, Exchange or Other Taxable Disposition of Series B Stock, Common Stock and Preferred Warrants

Sale, Exchange or Other Taxable Disposition - General.

A U.S. holder will generally recognize capital gain or loss on a sale, exchange or other taxable disposition of our Series B Preferred Stock (other than pursuant to a conversion into Common Stock), our Common Stock, or the Preferred Warrants equal to the difference between the amount realized upon the sale, exchange or other taxable disposition (not including any proceeds attributable to any dividends in arrears, which generally will be taxable as described under “Distributions in General” above to U.S. holders who have not previously included such dividends in income) and the U.S. holder’s adjusted tax basis in the shares sold, exchanged or disposed in another taxable transaction. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares sold, exchange or disposed is more than one year. Long-term capital gains of non-corporate taxpayers generally are subject to a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

Redemption of Series B Preferred Stock.

If we redeem our Series B Preferred Stock solely in exchange for Common Stock, the tax consequences to a U.S. holder would be as described in “Conversion of Series B Preferred Stock into Common Stock” below (except that any Common Stock received in respect of dividends in arrears generally will be taxable as described in “Distributions in General” above).

If we redeem our Series B Preferred Stock solely in exchange for cash, the redemption would be treated as a sale or exchange if the redemption (i) results in a meaningful reduction in the U.S. holder’s interest in us or (ii) results in a complete termination of the U.S. holder’s entire equity interest in us (in either case, within the meaning of Section 302(b) of the Code). If the redemption qualifies as a sale or exchange under one of these rules, the tax consequences to a U.S. holder would be as described in “Sale, Exchange or Other Taxable Disposition-General” above. If the redemption does not qualify as a sale or exchange for tax purposes under the rules described above, the amount of cash received by a U.S. holder would be treated as described in “Distributions in General” above.

If we redeem our Series B Preferred Stock in exchange for a combination of cash and Common Stock, a U.S. holder could not recognize a loss but would recognize gain equal to the lesser of (i) the excess of the sum of the fair market value of the Common Stock and the amount of cash received (not including any proceeds attributable to any dividends in arrears, which generally will be taxable as described in “Distributions in General” above) over the U.S. holder’s adjusted tax basis in the Series B Preferred Stock redeemed, and (ii) the amount of cash received by the U.S. holder (not including any proceeds attributable to any dividends in arrears, which generally will be taxable as described under “Distributions in General” above). The character of such gain is uncertain. If the redemption results in a meaningful reduction in the U.S. holder’s interest in us (within the meaning of Section 302(b) of the Code), then the gain would be capital gain that is taxed as described in “Sale, Exchange or Other Taxable Disposition-General” above. If the redemption does not qualify as a sale or exchange for tax purposes under one of these rules, the gain recognized by you would be treated as described in “Distributions in General” above. The initial adjusted tax basis of Common Stock received by a U.S. holder upon redemption will be equal to the U.S. holder’s aggregate adjusted tax basis in the Series B Preferred Stock redeemed, reduced by the amount of any cash received (other than cash attributable to accrued but unpaid dividends), and increased by the amount of gain, if any, recognized. The holding period for the shares of Common Stock received by the U.S. holder upon redemption of the Series B Preferred Stock generally will include the U.S. holder’s holding period in the Series B Preferred Stock redeemed, except that the holding period of any Common Stock received with respect to dividends in arrears will commence on the day after the date of receipt.

Conversion of Series B Preferred Stock into Common Stock.

A U.S. holder generally will not recognize any gain or loss in respect of the receipt of Common Stock upon the conversion of our Series B Preferred Stock into Common Stock. Cash received in lieu of a fractional share of Common Stock will generally be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis in the stock that is allocable to the fractional share.

The adjusted tax basis of Common Stock received on conversion will equal the adjusted tax basis of the Series B Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional shares of Common Stock exchanged for cash, as described above), and the holding period of such Common Stock received on conversion will generally include the period during which the Series B Preferred Stock was held by the U.S. holder prior to conversion. A U.S. holder’s tax basis in a fractional share will be determined by allocating such U.S. holder’s tax basis in the Series B Preferred Stock between the Common Stock such U.S. holder receives upon conversion and the fractional share in accordance with their respective fair market values.

If a U.S. holder exercises its right to convert the Series B Preferred Stock into shares of Common Stock after a regular record date but before the Dividend Record Date, then upon conversion, the U.S. holder generally will be required to pay to us in cash an amount equal to the portion of such dividend attributable to the current monthly dividend period. In this case, the U.S. holder will be entitled to receive the dividend payment on the corresponding Dividend Record Date. A U.S. holder should consult its own tax adviser with respect to the treatment of such cash payment and the subsequent receipt of such dividend payment.

Exercise or Lapse of Preferred Warrants

A U.S. holder will not recognize gain or loss on the exercise of a Warrant. A U.S. holder’s tax basis in the one-half of one share of Series B Preferred Stock received upon the exercise of a Warrant will equal the sum of (i) the initial tax basis of the Warrant exercised (as determined pursuant to the rules discussed in “General Treatment of Units” above) and (ii) the exercise price of the Warrant. The U.S. holder’s holding period for the one-half of one share of Series B Preferred Stock received upon exercise of a Warrant will begin on the day after such exercise (or possibly on the date of exercise) and will not include the period during which the U.S. holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. Such loss will be a long-term capital loss if the Warrant has been held for more than one year as of the date the Warrant lapsed. The deductibility of capital losses is subject to limitations.

Constructive Distributions on the Preferred Warrants

Under Section 305 of the Code, an adjustment to the number of shares of Series B Preferred Stock that will be issued upon the exercise of our Preferred Warrants, or an adjustment to the exercise price of such Preferred Warrants, may be treated as a constructive distribution to a U.S. holder of the Preferred Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to holders of our Common Stock). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holder of the Warrant should generally not result in a constructive distribution. Any constructive distributions generally would be subject to the tax treatment described in “Distributions in General” above.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions (whether actual or constructive) paid to a U.S. holder on our Series B Preferred Stock, our Common Stock received upon conversion of the Series B Preferred Stock or the Preferred Warrants, and to the proceeds of the sale, exchange or other disposition of our Series B Preferred Stock our Common Stock received upon conversion of the Series B Preferred Stock or the Preferred Warrants, unless the U.S. holder is an exempt recipient. Backup withholding will apply to such payments if the U.S. holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

U.S. holders are urged to consult their own tax advisers regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Non-U.S. Holders

Distributions on Series B Preferred Stock or Common Stock

Distributions in General.

Generally, distributions (including any constructive distributions taxable as dividends as described below and any cash paid upon a conversion that is treated as a dividend) treated as dividend income and paid to a non-U.S. holder with respect to our Series B Preferred Stock or our Common Stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable tax treaty. Any required withholding tax might be satisfied by the withholding agent through a sale of a portion of the shares you receive as a dividend or might be withheld from cash dividends or sales proceeds subsequently paid or credited to you. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. A non-U.S. holder of our Series B Preferred Stock or our Common Stock may obtain a refund of any excess amounts withheld under these rules if the non-U.S. holder is eligible for a reduced rate of United States withholding tax and an appropriate claim for refund is timely filed with the IRS.

Dividends that are effectively connected with a trade or business carried on by a non-U.S. holder within the United States, and, to the extent an applicable tax treaty provides, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, will generally be subject to U.S. federal income tax on a net basis at the individual or corporate income tax rates generally applicable to U.S. holders, but will not be subject to U.S. withholding tax if certain certification requirements are satisfied. A non-U.S. holder can generally meet the certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to the applicable withholding agent. A non-U.S. holder that is a corporation may also be subject to a “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments, which will include effectively connected dividends.

Redemption Premium with respect to the Series B Preferred Stock.

As described in “U.S. Holders-Redemption Premium with respect to the Series B Preferred Stock” above, we intend to take the position that, on account of the OID, the Series B Preferred Stock issued in this offering will be issued with a “redemption premium” under Section 305(c) of the Code that exceeds the statutory de minimis amount. U.S. holders of Series B Preferred should be treated as receiving constructive distributions as the redemption premium accrues under a constant yield method. Such distributions should have the consequences described in “non-U.S. Holders-Distributions on Series B Preferred Stock or Common Stock- Distributions in General” above.

PIK Dividends Distributions on Series B Preferred Stock.

Any dividends paid on our Series B Preferred Stock in shares of Series B Preferred Stock and taxed as dividend income as described in “U.S. Holders-Distributions on Series B Preferred Stock or Common Stock- PIK Dividends Distributions on Series B Preferred Stock” above will be subject to withholding tax in the same manner as described in non-U.S. Holders-Distributions on Series B Preferred Stock or Common Stock- Distributions in General” above.

Adjustment to the Conversion Price of Series B Preferred Stock.

As described above under “Consequences to U.S. Holders with respect to Series B Preferred Stock or Common Stock-Adjustment of Conversion Price,” adjustments in the conversion price (or failures to adjust the conversion price) that result in an increase in the proportionate interest of a non-U.S. holder in our assets or earnings and profits could result in deemed distributions to the non-U.S. holder that are taxed as described in “Distributions in General” above It is possible that any withholding tax on such a deemed distribution might be satisfied by the withholding agent through a sale of a portion of the shares you receive as a dividend or might be withheld from cash dividends, shares of our Common Stock or sale proceeds subsequently paid or credited to you.

Sale, Exchange or Other Taxable Disposition of Series B Stock, Common Stock and Preferred Warrants

Sale, Exchange or Other Taxable Disposition - General.

Subject to the discussion under “Information Reporting and Backup Withholding” “and “FATCA” below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange or other taxable disposition (other than a redemption) of our Series B Preferred Stock, our Common Stock or the Preferred Warrants unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a “permanent establishment” or a “fixed base” maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on such gain at the graduated U.S. federal income tax rates applicable to U.S. holders (as described in “U.S. Holders-Sale, Exchange or Other Taxable Disposition of Series B Stock, Common Stock and Preferred Warrants-Sale, Exchange or Other Taxable Disposition - General” above and, if the non-U.S. holder is a foreign corporation, the branch profits tax described in “Distributions in General” above also may apply to such gain;

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the taxable disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any; or

•	we are, or have been, at any time during the five-year period preceding such taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation” (“USRPHC”). We believe that we are not, and we do not expect to be for the foreseeable future, a USRPHC (and this discussion assumes we are not and will not be a USRPHC).

Redemption of Series B Preferred Stock.

If we redeem our Series B Preferred Stock solely in exchange for Common Stock, the tax consequences to a non-U.S. holder would be as described above under “U.S. Holders-Conversion of Series B Preferred Stock into Common Stock” (except that any Common Stock received in respect of dividends in arrears generally will be taxable as described in “Sale, Exchange, or Other Taxable Disposition - General” above).

If we redeem our Series B Preferred Stock solely in exchange for cash, the redemption would be treated as a sale or exchange if the redemption results in a meaningful reduction in the non-U.S. holder’s interest in us, or results in a complete termination of the non-U.S. holder’s entire equity interest in us (in each case, within the meaning of Section 302(b) of the Code). If the redemption qualifies as a sale or exchange under one of these rules, the tax consequences to a non-U.S. holder would be as described in “Sale, Exchange or Other Taxable Disposition - General” above. If the redemption does not qualify as a sale or exchange for tax purposes under the rules described above, the amount of cash received by a non-U.S. holder would be treated as described in “Distributions in General” above.

If we redeem our Series B Preferred Stock in exchange for a combination of cash and Common Stock, a non-U.S. holder would recognize gain (but not loss) equal to the lesser of (i) the excess of the sum of the fair market value of the Common Stock and the amount of cash received (not including any proceeds attributable to any dividends in arrears, which generally will be taxable as described under “Distributions in General” above) over the non-U.S. holder’s adjusted tax basis in the Series B Preferred Stock redeemed, and (ii) the amount of cash received by the non-U.S. holder (not including any proceeds attributable to any dividends in arrears, which generally will be taxable as described under “Distributions in General” above).

The tax treatment of any such gain to non-U.S. holders is uncertain. If the redemption results in a meaningful reduction in the non-U.S. holder’s interest in us (in either case, within the meaning of Section 302(b) of the Code), then the gain generally would be taxed only as described under “Sale, Exchange or Other Taxable Disposition - General” above. If the redemption does not qualify as a sale or exchange for tax purposes under one of these rules, the gain generally would be treated as described under “Distributions in General” above. Because the characterization of a taxable redemption of the Series B Preferred Stock is uncertain and is determined on a holder-by-holder basis, it is possible that a withholding agent would withhold on the cash proceeds received.

Conversion of Series B Preferred Stock into Common Stock.

You generally will not recognize any gain or loss by reason of receiving Common Stock upon conversion of the Series B Preferred Stock, except gain or loss will be recognized with respect to any cash received in lieu of fractional shares, which may be subject to U.S. federal income tax, as discussed in “Sale, Exchange or Other Taxable Disposition - General” above.

Exercise or Lapse of Preferred Warrants

In general, a non-U.S. holder will not be required to recognize gain or loss upon the exercise of a Warrant by payment of the exercise price. The lapse of a Warrant will be treated as if the non-U.S. holder sold or exchanged the Warrant and recognized a capital loss equal to the non-U.S. holder’s basis in the Warrant. A non-U.S. holder will not be able to utilize a loss recognized upon expiration of a Warrant against the non-U.S. holder’s U.S. federal income tax liability, however, unless the loss (i) is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a “permanent establishment” or “fixed base” in the United States) or (ii) is treated as a U.S. source loss and the non-U.S. holder is present in the United States 183 days or more in the taxable year of disposition and certain other conditions are met.

Constructive Distributions on the Preferred Warrants

As described in “U.S. Holders-Constructive Distributions on the Preferred Warrants” above, an adjustment to the Preferred Warrants could result in a constructive distribution to a non-U.S. holder, which would be treated as described in “Distributions in General” above. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder.

Non-U.S. holders should consult their tax advisors regarding the tax treatment of any adjustments to the Preferred Warrants.

Information Reporting and Backup Withholding.

Payment of dividends (including constructive dividends), and the tax withheld with respect thereto, is subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available under the provisions of an applicable tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply to the payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN or Form W-8BEN-E (or other applicable form) or otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of our Series B Preferred Stock, our Common Stock or the Preferred Warrants is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN or Form W-8BEN-E (or other suitable substitute or successor form), or otherwise establishes an exemption. Subject to certain exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of our Series B Preferred Stock, our Common Stock or the Preferred Warrants if such sale is effected through a foreign office of a broker, provided that the broker does not have certain U.S. connections.

Amounts withheld under the backup withholding rules from a payment to a non-U.S. holder are not additional taxes and may be refunded or credited against such holder’s U.S. federal income tax liability (if any), which may entitle the holder to a refund if in excess of such liability, provided that the holder timely provides the required information to the IRS. Non-U.S. holders are urged to consult their own tax advisers regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

FATCA.

Sections 1471 to 1474 of the Code (such sections, and the Treasury Regulations and administrative guidance issued thereunder, commonly referred to as “FATCA”) impose a 30% U.S. withholding tax on certain “withholdable payments” made to a “foreign financial institution” or a “non-financial foreign entity.” “Withholdable payments” include payments of dividends. In general, if a holder is a “foreign financial institution” (which includes investment entities such as hedge funds and private equity funds), the 30% withholding tax will apply to withholdable payments made to such holder, unless such holder enters into an agreement with the U.S. Department of Treasury to collect and provide substantial information regarding its U.S. account holders, including certain account holders that are foreign entities with U.S. owners. If such holder is a “non-financial foreign entity,” FATCA also generally will impose a withholding tax of 30% on withholdable payments made to such holder unless the holder provides the withholding agent with a certification that it does not have any “substantial United States owners” or a certification identifying its direct and indirect substantial United States owners. Intergovernmental agreements between the United States and a holder’s resident country may modify some of the foregoing requirements. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to the gross proceeds from a sale or other disposition of Class J Common Stock, which may be relied upon by taxpayers until final regulations are issued.

Non-U.S. holders should consult their own tax advisers with respect to the U.S. federal income tax consequences of FATCA on their ownership and disposition of our Series B Preferred Stock, our Common Stock and the Preferred Warrants.

Excise Tax

We may be subject to the Excise Tax (as defined below) included in the Inflation Reduction Act (“IRA”) enacted in August 2022 in connection with redemptions of our Series B Preferred Stock or our Common Stock. In particular, an excise tax is imposed on “covered corporations” (generally, publicly-traded domestic corporations) equal to 1% of the fair market value of certain stock repurchased after December 31, 2022 (the “Excise Tax”). The Excise Tax base is reduced by the fair market value of any issuances of the covered corporation’s stock during its taxable year. The fair market value of any of shares our Series B Preferred Stock or Common Stock that are redeemed may exceed the fair market value of any of our stock issued during the same taxable year. Consequently, the Excise Tax may reduce the amount of cash we have available to shareholders.

The preceding discussion of material U.S. federal income tax consequences is for informational purposes only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our Units, Series B Preferred Stock, our Common Stock or the Preferred Warrants, including the consequences of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement dated October 16, 2023, we have engaged Maxim Group LLC (“Maxim”) to act as our exclusive placement agent (the “placement agent”) to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. We will enter into a securities purchase agreement directly with the investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about October 17, 2023.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to (i) 8.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering, and (ii) 5.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering to those= certain investors having a prior existing relationship with us. Pursuant to the placement agency agreement, we will agree to reimburse the placement agent for certain out-of-pocket expenses of the placement agent payable by us, in an aggregate amount not to exceed $100,000. The placement agency agreement, however, will provide that in the event this offering is terminated, the placement agent will only be entitled to the reimbursement of out-of-pocket accountable expenses actually incurred in accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110(f)(2)(C).

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us.

	Per Unit(1)	Per Unit(2)	Total
Public offering price	$55.00	$55.00	$4,785,000.00
Placement agent fees	$4.40	$2.75	$296,287.00
Proceeds, before expenses, to us	$50.60	$52.50	$4,488,713.00

(1)	Represents a cash fee equal to 8.0% of the aggregate purchase price paid by investors in this offering with respect to an aggregate of 34,568 Units.

(2)	Represents a cash fee equal to 5.0% of the aggregate purchase price paid by certain investors having a prior existing relationship with us with respect to an aggregate of 52,432 Units.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent commission, will be approximately $370,000, all of which are payable by us. This figure includes, among other things, the placement agent’s fees and expenses (including the legal fees, costs and expenses for the placement agent’s legal counsel) up to $100,000.

Right of First Refusal and Certain Post-Offering Investments

Subject to the closing of this offering and certain conditions set forth in the placement agency agreement, for a period of twelve (12) months following the closing of this offering, Maxim shall have a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all of our future public or private equity, equity-linked or debt (excluding commercial bank debt and loans against tax credits) offerings for which we retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such twelve (12) month period. In addition, we have also agreed that in the event any investor previously directly introduced to us by Maxim subsequently provides capital to us in any transaction during the period of twelve (12) months following the closing or termination of the offering (other than a termination for cause), including, but not limited to, any proceeds received by us upon the cash exercise of the Preferred Warrants, we will pay Maxim a cash fee of 8.0% of the gross proceeds on any such investments or proceeds received by us.

Lock-Up Agreements

We and each of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for our Common Stock for a period of 45 days for the Company and 90 days in the case of our officers and directors after this offering is completed without the prior written consent of Maxim. In addition, we have also agreed not to enter into a variable rate transaction for 45 days after the completion of this offering.

Maxim may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, Maxim will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal may be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual offering price of the securities we are offering, and the exercise price of the Preferred Warrants included in the Units that we are offering, were negotiated between us, the placement agent and the investors in the offering, including our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent, and should not be relied upon by investors.

Certain Relationships

The placement agent and its respective affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Below is a description of certain recent investment banking and financial advisory services that Maxim has provided to us in the ordinary course of business, for which Maxim received customary fees, commissions and other compensation.

January 2023 Offering

On January 31, 2023, we entered into a securities purchase agreement with certain institutional investors pursuant to which we agreed to issue and sell to such investors (i) in a registered direct offering, 201,544 shares of our Common Stock and pre-funded warrants to purchase up to 381,762 shares of our Common Stock, at an exercise price of $0.0001 per share, and (ii) in a concurrent private placement, Common Stock purchase warrants exercisable for an aggregate of up to 874,959 shares of our Common Stock, at an exercise price of $10.49 per share of our Common Stock. The securities issued in the registered direct offering were offered pursuant to our shelf registration statement on Form S-3 (File 333-267211).

In connection with this offering, on January 31, 2023, we entered into a placement agency agreement with Maxim Group LLC, pursuant to which (i) Maxim agreed to act as placement agent on a “best efforts” basis in connection with the offering and (ii) we agreed to pay Maxim a fee equal to 8.0% of the gross proceeds raised in the offering.

On February 3, 2023, we closed the offering, raising gross proceeds of approximately $6.2 million, before deducting placement agent fees and other offering expenses payable by us.

December 2022 Offering

On November 29, 2022, we entered into a securities purchase agreement with certain investors pursuant to which we agreed to issue and sell an aggregate of 504,000 units and 36,000 pre-funded units at an effective public offering price of $14.00 per Unit. Each unit consisted of (i) one share of our Common Stock, (ii) one Series A Warrant, and (iii) one Series B Warrant, with each Series A Warrant and Series B Warrant being exercisable from time to time for one share of our Common Stock at an exercise price of $14.00 per share. Each pre-funded unit consisted of (i) one pre-funded warrant, with each such pre-funded warrant being exercisable from time to time for one share of our Common Stock, (ii) one Series A Warrant and (iii) one Series B Warrant.

In connection with this offering, on November 29, 2022, we entered into a placement agency agreement with Maxim Group LLC, pursuant to which Maxim agreed to act as placement agent on a “best efforts” basis. We paid Maxim an aggregate fee equal to 8.0% of the gross proceeds raised in this offering, and a non-accountable expense allowance equal to 1.0% of such gross proceeds. We also reimbursed Maxim $100,000 for expenses in connection with this offering.

On December 1, 2022, we closed this offering, raising gross proceeds of approximately $7.6 million, before deducting placement agent fees and other offering expenses payable by us.

Equity Distribution Agreement

On September 13, 2022, we, entered into an equity distribution agreement, or the 2022 Sales Agreement, with Maxim, which was amended in November 2022, pursuant to which we may issue and sell shares of our Common Stock having an aggregate offering price of up to $4,000,000 from time to time through Maxim. Subject to the terms and conditions of the 2022 Sales Agreement, Maxim will use its commercially reasonable efforts to sell the shares of our Common Stock from time to time, based upon its instructions (including any price, time or size limits or other parameters or conditions that we may impose). We pay to Maxim a cash commission of up to 3.0% of the gross proceeds from the sale of any shares of Common Stock by Maxim under the 2022 Sales Agreement. We also granted Maxim, the right of first refusal, or the ROFR, during the term of the 2022 Sales Agreement to act as sole manager or sole placement agent in any and all future private or public equity offerings for the period commencing on the date hereof and ending on the earlier of (a) twelve (12) months from the date of execution of the 2022 Sales Agreement or (b) ninety (90) days following the effective date of the termination of the 2022 Sales Agreement. The ROFR shall be subject to FINRA Rule 5110(g)(5)(B), including that the ROFR may be terminated by us for “cause,” which shall include (i) the placement agent’s material failure to provide the services contemplated in the placement agency agreement, and (ii) our exercise of our right of “termination for cause” eliminates any obligations with respect to the payment of any termination fee or provision of any ROFR. On January 30, 2023, we and Maxim agreed to terminate the 2022 Sales Agreement, effective the same day.

August 2022 Private Placement

Maxim served as the sole placement agent for us in connection with a private placement offering of a senior secured convertible note and a warrant in August 2022, or the August 2022 Private Placement, and we entered into a placement agency agreement with Maxim, or the August 2022 Placement Agency Agreement, in connection with such offering, pursuant to which we paid Maxim a fee of $240,000 and issued to Maxim a warrant to purchase up to an aggregate of 1,944 shares of Common Stock at an exercise price of $99.70 per share, or the August 2022 PA Warrants. The form of August 2022 PA Warrant was filed as Exhibit 4.3 to our Current Report on Form 8-K that we filed with the SEC on August 19, 2022. The PA Warrants are exercisable at any time on or after the six-month anniversary of the closing date of such private placement and will expire on the fifth (5th) anniversary of its date of issuance, is subject to 4.99%/9.99% beneficial ownership limitations, and may be exercised on a cashless basis in the event that the shares of Common Stock underlying such warrant are not covered by a registration statement. The August 2022 PA Warrants were deemed compensation by FINRA for the offering and were therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1)(A). As a result, the placement agent (or permitted assignees under FINRA Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in the August 2022 Private Placement.

In addition, the August 2022 PA Warrants includes a registration rights provision granting Maxim the same registration rights granted to the investor in the August 2022 Private Placement whereby we agreed to promptly, but no later than November 13, 2022, file with the SEC a registration statement on Form S-1 or Form S-3 covering the resale of all certain securities issued in the August 2022 Private Placement, including the shares of Common Stock issuable upon exercise of the August 2022 PA Warrants, or the Resale Registration Statement, and to ensure such Resale Registration Statement is declared effective no later than 180 days following the closing date of the August 2022 Private Placement and to grant certain piggyback registration rights. We filed the Resale Registration Statement with the SEC on November 7, 2022, which was declared effective on November 18, 2022. In addition, the warrant, as amended provides that the piggyback registration rights provided will not be greater than seven years from the commencement of sales of the securities issued in the August 2020 Private Placement in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the August 2022 PA Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the August 2022 PA Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price. Pursuant to Rule 5110(e) the warrant as amended provides it may not sold, transferred, assigned or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the warrant and/or the shares of Common Stock underlying such warrant, for a period of 180 days after the commencement of sales of the securities except the transfer of any security (i) by operation of law or by reason of reorganization of the Company, (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described therein for the remainder of the time period, (iii) if the aggregate amount of securities of our company held by the holder or related person do not exceed 1% of the securities being offered, (iv) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction for the remainder of the 180-day lock-up period.

In addition, we also agreed to (i) grant Maxim a nine-month right of first refusal following the consummation of the August 2022 Private Placement to act as sole book-running manager, sole underwriter or sole placement agent in connection with a subsequent private placement or any other capital raising equity or equity-linked securities using an underwriter or placement agent, and (ii) grant Maxim the same cash fees and warrants with respect to any public or private offering or other financing or capital raising transaction consummated within 12 months of the termination of the August 2022 Placement Agency Agreement with any investor that was introduced to the Company by Maxim during such agreement’s term.

Solicitation Agent

Maxim Group LLC provided services as the exclusive solicitation agent, pursuant to the terms of an engagement letter, dated January 15, 2021 (the “Solicitation Agreement”). Pursuant to the Solicitation Agreement, the Company agreed to pay Maxim Group LLC a cash fee equal to $197,684, which is equal to 7% of the total net proceeds received from the exercise of certain warrant. In addition, pursuant to the Solicitation Agreement, the Company granted Maxim Group LLC a right of first refusal, for a period of 280 days from the date that these warrants were exercised, to act as lead manager or lead placement agent in any and all future private or public equity offerings conducted by us.

Transfer Agent and Registrar; Warrant Agent

The transfer agent and registrar for our Common Stock, and the Warrant Agent for the Preferred Warrants, is VStock Transfer, LLC, whose address is 18 Lafayette Place, Woodmere, NY 11598 and telephone number is (212) 828-8436.

Listing

Our Common Stock is traded on Nasdaq under the symbol “WISA.”

There is no established trading market for the Series B Preferred Stock or the Preferred Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Series B Preferred Stock or the Preferred Warrants on the Nasdaq Capital Market or any other national securities exchange or any other nationally recognized trading system.

Selling Restrictions

Other than in the United States, no action has been taken by us or the placement agents that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters’ conflicts of interest in connection with this offering.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our Common Stock in, from or otherwise involving the United Kingdom.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sullivan &Worcester LLP of New York, New York. Blank Rome LLP, New York, New York, is acting as counsel for the placement agent in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of WiSA Technologies, Inc. (formerly Summit Wireless Technologies, Inc.) as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.wisatechnologies.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

INCORPORATION BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus or any subsequently filed document incorporated by reference herein as described below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 17, 2023;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023 filed with the SEC on May 15, 2023 and August 14, 2023, respectively;

•	our Current Reports on Forms 8-K filed with the SEC on January 20, 2023, January 25, 2023, January 26, 2023, February 3, 2023, February 17, 2023, March 17, 2023, March 22, 2023, March 24, 2023, March 27, 2023, March 29, 2023, April 7, 2023, April 12, 2023, April 14, 2023, May 15, 2023, May 17, 2023, May 17, 2023, July 14, 2023, July 25, 2023, August 1, 2023, August 16, 2023, September 5, 2023, September 8, 2023, October 3, 2023, October 6, 2023 and October 16, 2023; and

•	the description of our Common Stock contained in (i) our registration statement on Form 8-A, filed with the SEC on July 25, 2018 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.14-Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 17, 2023.

We also incorporate by reference into this prospectus additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) on or after the date of this prospectus but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, but not delivered with such prospectus. Requests should be directed to:

WiSA Technologies, Inc.

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

(408) 627-4716

info@wisatechnologies.com

Copies of these filings are also available on our website at www.wisatechnologies.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

Up to 87,000 Units
(Each Unit Consisting of (i) One Share of Series B Convertible Preferred Stock, and
(ii) Two Preferred Warrants, with Each Preferred Warrant Exercisable for One Share of Series B Convertible Preferred Stock)

94,911 Shares of Series B Convertible Preferred Stock Issuable as PIK Dividends
174,000 Shares of Series B Convertible Preferred Stock Underlying the Preferred Warrants

85,823,728 Shares of Common Stock Underlying the Series B Convertible Preferred Stock

WISA TECHNOLOGIES, INC.

PROSPECTUS

Maxim Group LLC

The date of this prospectus is October 16, 2023